UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

ATEA PHARMACEUTICALS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

NOTICE & PROXY STATEMENT

Annual Meeting of Stockholders

June 17, 2022

9:00 a.m. (Eastern time)

ATEA PHARMACEUTICALS, INC.

225 FRANKLIN STREET, SUITE 2100

BOSTON, MASSACHUSETTS 02110

April 29, 2022

To Our Stockholders:

You are cordially invited to attend the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of Atea Pharmaceuticals, Inc. to be held at 9:00 a.m. Eastern time, on Friday, June 17, 2022. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast held at: www.virtualshareholdermeeting.com/AVIR2022.

The Notice of Meeting and Proxy Statement on the following pages describe the matters to be presented at the Annual Meeting. Please see the section called “Who can attend and vote at the Annual Meeting?” on page 3 of the proxy statement for more information about how to attend the meeting online.

Whether or not you attend the Annual Meeting online, it is important that your shares be represented and voted at the Annual Meeting. Therefore, I urge you to promptly vote and submit your proxy by phone, via the Internet, or, if you received paper copies of these materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope, which requires no postage if mailed in the United States. If you have previously received our Notice of Internet Availability of Proxy Materials, then instructions regarding how you can vote are contained in that notice. If you have received a proxy card, then instructions regarding how you can vote are contained on the proxy card. If you are able to attend the Annual Meeting, you will be able to vote online, even if you have previously submitted your proxy.

Thank you for your support.

Sincerely,

Jean-Pierre Sommadossi, Ph.D.

Founder, Chairman, President and Chief Executive Officer

Forward-Looking Statements

This proxy statement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this proxy statement that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding our expectations surrounding the potential of our product candidates and expectations regarding our pipeline, including trial design and development timelines. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: uncertainty around and costs associated with the development of bemnifosbuvir for the potential treatment of COVID-19 and Hepatitis C and AT-752 as a potential treatment for dengue; dependence on management, directors and other key personnel; the impact of the COVID-19 pandemic on our business; our limited operating history and no history of successfully developing or commercializing any products, significant operating expenses since inception; our need for substantial additional funding; our ability to use our net operating loss carryforwards; our dependence on the success of our most advanced product candidates; risks related to the regulatory approval process; risks associated with the clinical development process and reliance on interim, topline or preliminary clinical trial results; risks related to healthcare laws and other legal compliance matters; risks related to potential commercialization; risks related to manufacturing and our dependence on third parties; risks relating to intellectual property; our ability to maintain effective internal control over financial reporting and the significant costs as a result of operating as a public company. These and other important factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021 and our other filings with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this proxy statement. Any such forward-looking statements represent management’s estimates as of the date of this proxy statement. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change.

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ATEA PHARMACEUTICALS, INC.

225 FRANKLIN STREET, SUITE 2100

BOSTON, MASSACHUSETTS 02110

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO

BE HELD FRIDAY, JUNE 17, 2022

The Annual Meeting of Stockholders (the “Annual Meeting”) of Atea Pharmaceuticals, Inc., a Delaware corporation (“Atea” or the “Company”), will be held at 9:00 a.m. Eastern time on Friday, June 17, 2022.

The Annual Meeting will be a completely virtual meeting which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions and vote during the meeting by visiting www.virtualshareholdermeeting.com/AVIR2022 and entering your 16-digit control number included in your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials.

The Annual Meeting will be held for the following purposes:

1.

To elect Bruno Lucidi, Polly A. Murphy, D.V.M., Ph.D., M.B.A. and Bruce Polsky, M.D. as Class II Directors to serve until the 2025 Annual Meeting of Stockholders, and until their respective successors shall have been duly elected and qualified.

2.	To approve, on an advisory (non-binding) basis, the frequency of future advisory votes on the compensation of the Company’s named executive officers.

3.	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.

4.	To transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting.

Holders of record of our common stock as of the close of business on April 22, 2022 are entitled to notice of and to vote at the Annual Meeting, or any continuation, postponement or adjournment of the Annual Meeting. A complete list of such stockholders will be open to the examination of any stockholder virtually for a period of ten days prior to the Annual Meeting for a purpose germane to the meeting by sending an email to contactus@ateapharma.com stating the purpose of the request and providing proof of ownership of Atea common stock. The list of these stockholders will also be available on the bottom of your screen during the Annual Meeting after entering the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials. The Annual Meeting may be continued or adjourned from time to time without notice other than by announcement at the Annual Meeting.

It is important that your shares be represented regardless of the number of shares you may hold. Whether or not you plan to attend the Annual Meeting online, we urge you to vote your shares via the toll-free telephone number or over the Internet, as described in the enclosed materials. If you received a copy of the proxy card by mail, you may sign, date and mail the proxy card in the enclosed return envelope. Promptly voting your shares will ensure the presence of a quorum at the Annual Meeting. Submitting your proxy now will not prevent you from voting your shares at the Annual Meeting if you desire to do so, as your proxy is revocable at your option.

By Order of the Board of Directors

Andrea Corcoran

Chief Financial Officer, Executive Vice President, Legal and Secretary

Boston, Massachusetts

April 29, 2022

ii

ATEA PHARMACEUTICALS, INC.

225 FRANKLIN STREET, SUITE 2100

BOSTON, MASSACHUSETTS 02110

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of Atea Pharmaceuticals, Inc. of proxies to be voted at our Annual Meeting of Stockholders to be held on Friday, June 17, 2022 (the “Annual Meeting”), at 9:00 a.m. Eastern time, and at any continuation, postponement, or adjournment of the Annual Meeting. The Annual Meeting will be a completely virtual meeting which will be conducted via live webcast. We believe a virtual meeting facilitates increased stockholder attendance and participation by enabling stockholders to participate fully, and equally, from any location around the world without person to person contact, at minimal cost. You may attend the Annual Meeting online and submit your questions and vote during the meeting by visiting www.virtualshareholdermeeting.com/AVIR2022 and entering your 16-digit control number included in your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials.

Holders of record of shares of our common stock, $0.001 par value per share, as of the close of business on April 22, 2022 (the “Record Date”), will be entitled to notice of and to vote at the Annual Meeting and any continuation, postponement, or adjournment of the Annual Meeting. As of the Record Date, there were 83,257,591 shares of common stock outstanding and entitled to vote at the Annual Meeting. Each share of common stock is entitled to one vote on any matter presented to stockholders at the Annual Meeting.

This proxy statement and the Company’s Annual Report to Stockholders for the year ended December 31, 2021 (the “2021 Annual Report”) will be released on or about May 5, 2022 to our stockholders as of the Record Date. In this proxy statement, “Atea”, “Company”, “we”, “us”, and “our” refer to Atea Pharmaceuticals, Inc.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON FRIDAY, JUNE 17, 2022

This Proxy Statement and our 2021 Annual Report are available at http://www.proxyvote.com/. To view these materials please have your 16-digit control number(s) available that is included in your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials. On this website, you can also elect to receive distributions of our proxy statements and annual reports to stockholders for future annual meetings by electronic delivery. For specific instructions on making such an election, please refer to the instructions on your proxy card or voting instruction form.

Proposals

At the Annual Meeting, our stockholders will be asked:

1.

To elect Bruno Lucidi, Polly A. Murphy, D.V.M., Ph.D., M.B.A. and Bruce Polsky, M.D. as Class II Directors to serve until the 2025 Annual Meeting of Stockholders, and until their respective successors shall have been duly elected and qualified.

2.	To approve, on an advisory (non-binding) basis, the frequency of future advisory votes on the compensation of the named executive officers of the Company.

3.	To ratify the appointment of KPMG LLP (“KPMG”) as our independent registered public accounting firm for the fiscal year ending December 31, 2022.

4.	To transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting.

We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.

Recommendations of the Board

The Board recommends that you vote your shares as indicated below. If you return a properly completed proxy card, or vote your shares by telephone or Internet, your shares of common stock will be voted on your behalf as you direct. You may also vote your shares online at the Annual Meeting. If not otherwise specified, the shares of common stock represented by the proxies will be voted, and the Board recommends that you vote:

•	FOR the election of Bruno Lucidi, Polly A. Murphy, D.V.M., Ph.D., M.B.A. and Bruce Polsky, M.D. as Class II Directors;

•	1 YEAR on the frequency of future advisory votes on the compensation of the named executive officers of the Company; and

•	FOR the ratification of the appointment of KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2022.

If any other matter properly comes before the stockholders for a vote at the Annual Meeting, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.

Information About This Proxy Statement

Why you received this proxy statement. You are viewing or have received these proxy materials because Atea’s Board is soliciting your proxy to vote your shares at the Annual Meeting. This proxy statement includes information that we are required to provide to you under the rules of the Securities and Exchange Commission (“SEC”) and that is designed to assist you in voting your shares.

Notice of Internet Availability of Proxy Materials. As permitted by SEC rules, Atea is making this proxy statement and its 2021 Annual Report available to its stockholders electronically via the Internet. On or about May 5, 2022, we will mail to our stockholders a Notice of Internet Availability of Proxy Materials (the “Internet Notice”) containing instructions on how to access this proxy statement and our 2021 Annual Report and vote online. If you received an Internet Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you specifically request them. Instead, the Internet Notice instructs you on how to access and review all of the important information contained in the proxy statement and 2021 Annual Report. The Internet Notice also instructs you on how you may submit your proxy over the Internet. If you received an Internet Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained on the Internet Notice.

Printed Copies of Our Proxy Materials. If you received printed copies of our proxy materials, then instructions regarding how you can vote are contained on the proxy card included in the materials.

Householding. The SEC’s rules permit us to deliver a single set of proxy materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in reducing the environmental impact related to printing and mailing of our proxy materials and potentially significant cost savings. To take advantage of this opportunity, we have delivered only one set of proxy materials to multiple stockholders who share an address, unless we received contrary instructions from the respective stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the proxy materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the proxy materials, contact Broadridge Financial Solutions, Inc. at 1-866-540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

If you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future proxy materials for your household, please contact Broadridge at the above phone number or address.

QUESTIONS AND ANSWERS ABOUT THE 2022 ANNUAL MEETING OF STOCKHOLDERS

Who can attend and vote at the Annual Meeting?

You may attend and vote at the Annual Meeting if you were a stockholder of record at the close of business on April 22, 2022, the Record Date for the Annual Meeting, or if you hold a valid proxy for the Annual Meeting. Each outstanding share of common stock is entitled to one vote for all matters before the Annual Meeting. At the close of business on the Record Date, there were 83,257,591 shares of common stock outstanding and entitled to vote at the Annual Meeting.

Stockholders of Record. A record holder holds shares in his or her name. If you are a record holder, your set of Proxy Materials has been sent to you directly by us and you may attend and vote at the Annual Meeting by visiting the following website: www.virtualshareholdermeeting.com/AVIR2022. To attend and vote at the Annual Meeting, you will need the 16-digit control number included in your Internet Notice, on your proxy card or on the instructions that accompanied your proxy materials.

Beneficial Owners of Shares Held in “Street Name.” If your shares are held in the name of a bank or broker on a person’s behalf, you are considered the “beneficial owner” of those shares and the shares are considered held in “street name.” If you hold your shares in street name, Proxy Materials have been forwarded to you by your bank or broker and you may attend and vote at the Annual Meeting by visiting www.virtualshareholdermeeting.com/AVIR2022 and entering the 16-digit control number included in the voting instruction card provided to you by your bank or brokerage firm. If you hold your shares in street name and you did not receive a 16-digit control number, you may need to log in to your bank or brokerage firm’s website to access the meeting and vote. Instructions should also be provided on the voting instruction card provided by your bank or brokerage firm.

You will need to obtain your own Internet access if you choose to attend the Annual Meeting online and/or vote over the Internet. The meeting webcast will begin promptly at 9:00 a.m. Eastern time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 8:45 a.m., Eastern time, and you should allow ample time for the check-in procedures.

How many shares must be present to hold the Annual Meeting?

A quorum must be present at the Annual Meeting for any business to be conducted. The presence at the Annual Meeting online or by proxy, of the holders of a majority in voting power of the common stock issued and outstanding and entitled to vote on the Record Date will constitute a quorum. If a quorum is not present at the scheduled time of the Annual Meeting, the Chairperson of the Annual Meeting is authorized by our Amended and Restated Bylaws (“bylaws”) to adjourn the meeting, without the vote of stockholders.

What does it mean if I receive more than one Internet Notice or more than one set of proxy materials?

It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each Internet Notice or set of proxy materials, please submit your proxy by phone, via the Internet, or, if you received printed copies of the proxy materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope.

How do I vote in advance of the Annual Meeting?

Stockholders of Record. If you are a stockholder of record, you may vote:

•

by Internet—You may vote over the Internet at www.proxyvote.com 24 hours per day, seven days a week, by following the instructions on the Internet Notice or proxy card. You will need the 16 digit control number included on your proxy card or voting instruction form. Votes submitted through the Internet must be received by 11:59 p.m. Eastern time on June 16, 2022.

•

by Telephone—You may vote by telephone by calling 1-800-690-6903 24 hours per day, seven days a week. You will need the 16 digit control number included on your proxy card or voting instruction form. Votes submitted by telephone must be received by 11:59 p.m. Eastern time on June 16, 2022.

•

by Mail—You may vote by mail by signing, dating and mailing the proxy card, which you may have received by mail. Sign your name exactly as it appears on the proxy card. Proxy cards submitted by mail must be received by June 16, 2022 in order to be counted at the Annual Meeting.

•

Electronically at the Meeting—If you attend the meeting online, you will need the 16-digit control number included in your Internet Notice, on your proxy card or on the instructions that accompanied your proxy materials to vote electronically during the meeting.

Beneficial Owners of Shares Held in “Street Name.” If your shares are held in “street name” through a bank or broker, you will receive instructions on how to vote from the bank or broker. You must follow their instructions in order for your shares to be voted. Internet and telephone voting also may be offered to stockholders owning shares through certain banks and brokers. If your shares are held in “street name,” you may visit www.virtualshareholdermeeting.com/AVIR2022 and enter the 16-digit control number included in the voting instruction card provided to you by your bank or brokerage firm. If you hold your shares in street name and you did not receive a 16-digit control number, you may need to log in to your bank or brokerage firm’s website to access the meeting and vote. Instructions should also be provided on the voting instruction card provided by your bank or brokerage firm.

Whether or not you expect to attend the Annual Meeting online, we urge you to vote your shares as promptly as possible to ensure your representation and the presence of a quorum at the Annual Meeting. If you submit your proxy, you may still decide to attend the Annual Meeting and vote your shares electronically.

If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board. The Board’s recommendations are indicated on page 2 of this proxy statement, as well as with the description of each proposal in this proxy statement. A representative of Broadridge Financial Solutions, Inc., our inspector of election, will tabulate and certify the votes.

What if I lose my 16-digit control number?

If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest” but you will not be able to vote, ask questions or access the list of stockholders as of the Record Date.

Can I change my vote after I submit my proxy?

Yes. If you are a registered stockholder, you may revoke your proxy and change your vote:

•	by submitting a duly executed proxy bearing a later date;

•	by granting a subsequent proxy through the Internet or telephone;

•	by giving written notice of revocation to the Secretary of Atea prior to the Annual Meeting; or

•	by voting online during the Annual Meeting by going to www.virtualshareholdermeeting.com/AVIR2022.

Your most recent proxy card or Internet or telephone proxy is the one that is counted. Your attendance at the Annual Meeting by itself will not revoke your proxy unless you give written notice of revocation to the Secretary before your proxy is voted or you vote online at the Annual Meeting.

If your shares are held in street name, you may change or revoke your voting instructions by following the specific directions provided to you by your bank or broker, or you may vote during the Annual Meeting by obtaining your 16-digit control number from your bank or broker or otherwise voting through your bank or broker.

What if during the check-in time or during the Annual Meeting I have technical difficulties or trouble accessing the virtual meeting website?

We encourage shareholders to log into the virtual Annual Meeting at least 15 minutes prior to the start of the Annual Meeting to test their Internet connectivity. We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website, and the information for assistance will be located on www.virtualshareholdermeeting.com/AVIR2022.

Will there be a question and answer (Q&A) session during the Annual Meeting?

In order to ensure stockholders are afforded the same rights and opportunities to participate in the Annual Meeting as an in-person meeting, we will hold a live Q&A session, during which we intend to answer questions submitted online during the meeting that are pertinent to the Company and the meeting matters, for up to fifteen minutes following the completion of the Annual Meeting. Each stockholder is limited to one question in order to allow us to answer questions from as many stockholders as possible. Questions should be succinct and only cover a single topic. We will not address questions that are, among other things:

•	irrelevant to the business of the Company or to the business of the Annual Meeting;

•	related to material non-public information of the Company, including the status or results of our business since our last Quarterly Report on Form 10-Q;

•	related to any pending, threatened or ongoing litigation;

•	related to personal grievances;

•	derogatory references to individuals or that are otherwise in bad taste;

•	substantially repetitious of questions already made by another stockholder;

•	related principally to the stockholder’s personal or business interests; or

•	out of order or not otherwise suitable for the conduct of the Annual Meeting as determined by the Chair or Secretary in their reasonable judgment.

Questions and answers may be grouped by topic, and we may group substantially similar questions together and answer them once. If there are matters of individual concern to a stockholder and not of general concern to all stockholders, or if a question posed was not otherwise answered, we encourage stockholders to contact us separately after the Annual Meeting.

Additional information regarding the Q&A session will be available in the “Rules of Conduct” available on the Annual Meeting webpage for stockholders that have accessed the Annual Meeting as a stockholder (rather than a “Guest”) by following the procedures outlined above in “Who can attend and vote at the Annual Meeting?”.

How many votes are required for the approval of the proposals to be voted upon and how will abstentions and broker non-votes be treated?

Proposal	Votes Required	Effect of Votes Withheld / Abstentions and Broker Non-Votes

Proposal 1: Election of Directors	The plurality of the votes cast. This means that the three nominees receiving the highest number of affirmative “FOR” votes will be elected as Class II Directors.	Votes withheld and broker non-votes will have no effect.

Proposal 2: Approval, on an Advisory (Non-Binding) Basis, of the Frequency of Future Advisory Votes on the Compensation of Named Executive Officers

The affirmative vote of the holders of a majority of the votes cast. If no frequency receives the foregoing vote, then we will consider the option of ONE YEAR, TWO YEARS, or THREE YEARS that receives the highest number of votes cast to be the frequency recommended by stockholders.

Abstentions and broker non-votes will have no effect.

Proposal 3: Ratification of Appointment of Independent Registered Public Accounting Firm	The affirmative vote of the holders of a majority of the votes cast.	Abstentions will have no effect. We do not expect any broker non-votes on this proposal.

What is a “vote withheld” and an “abstention” and how will votes withheld and abstentions be treated?

A “vote withheld,” in the case of the proposal regarding the election of directors, or an “abstention,” in the case of the proposals regarding the ratification of the appointment of KPMG as our independent registered public accounting firm and the approval of the frequency of future advisory votes to approve the compensation of our named executive officers, represents a stockholder’s affirmative choice to decline to vote on a proposal. Votes withheld and abstentions are counted as present and entitled to vote for purposes of determining a quorum. Votes withheld have no effect on the election of directors. Abstentions have no effect on the ratification of the appointment of KPMG or the approval of the frequency of future advisory votes to approve the compensation of our named executive officers.

What are broker non-votes and do they count for determining a quorum?

Generally, broker non-votes occur when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker (1) has not received voting instructions from the beneficial owner and (2) lacks discretionary voting power to vote those shares. A broker is entitled to vote shares held for a beneficial owner on routine matters, such as the ratification of the appointment of KPMG as our independent registered public accounting firm, without instructions from the beneficial owner of those shares. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on non-routine matters, such as the election of directors or the approval of the frequency of future advisory votes to approve the compensation of our named executive officers. Broker non-votes count for purposes of determining whether a quorum is present.

Where can I find the voting results of the Annual Meeting?

We plan to announce preliminary voting results at the Annual Meeting and we will report the final results in a Current Report on Form 8-K, which we intend to file with the SEC after the Annual Meeting.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board has fixed the number of directors at seven. Under our Restated Certificate of Incorporation (“charter”), our Board is divided into three classes, with each class having as nearly as possible an equal number of directors. The term of one class expires, with their successors being subsequently elected to a three-year term, at each annual meeting of stockholders.

The Board believes that there is no single approach to corporate governance that is appropriate for all companies and that the key consideration in determining whether to implement a particular governance practice is whether that practice promotes the interests of stockholders, taking into account the specific circumstances of Atea. The Board has reviewed the rationale for its current classified structure and continues to believe that a classified board is the appropriate board structure for Atea at this time and is in the best interest of our stockholders for the reasons set forth below:

• Long-Term Focus	The Board believes that a classified board encourages directors to look to the long-term best interests of Atea and our stockholders by strengthening the independence of non-employee directors against the often short-term focus of certain investors and special interests.

• Continuity of Board Leadership	A classified board allows for a greater amount of stability and continuity, providing institutional perspective and knowledge both to management and other directors in a time of rapid growth and transformation for Atea. In addition, the development and commercialization of pharmaceuticals is complex and requires significant expertise. By its very nature, a classified board ensures that at any given time there will be experienced directors serving on our Board who are fully immersed in and knowledgeable about our highly technical business, including our relationships with our current and potential strategic partners, as well as the competition, opportunities, risks and challenges that exist in the biotechnology and pharmaceutical industries. Each year the Nominating and Corporate Governance Committee reviews the qualifications and performance of the directors prior to nominating them to stand for election. We believe the benefit of a classified board to Atea and our stockholders comes from the continuity of highly qualified, engaged and knowledgeable directors.

• Unsolicited Takeover Protection	A classified board can reduce vulnerability to potential abusive takeover tactics by encouraging persons seeking control of Atea to negotiate with the Board and thereby better positioning the Board to negotiate effectively on behalf of all stockholders. Because less than a majority of directors stand for election at each annual meeting under a classified board structure, a hostile bidder could not simply replace a majority of the Board at a single annual meeting with directors aligned with the hostile bidder’s own interests, thereby gaining control of Atea without paying a fair market price to all stockholders. Rather, in the interests of fairness to stockholders as a whole, having a classified board encourages the hostile bidder to negotiate directly with the Board on a potential transaction.

At the Annual Meeting, the terms of the current Class II directors are scheduled to expire. The Nominating and Corporate Governance Committee has recommended and the Board has nominated Bruno Lucidi, Polly Murphy, D.V.M., Ph.D., M.B.A, and Bruce Polsky, M.D. for re-election as Class II Directors at the Annual Meeting. If re-elected, the three nominees will hold office until the Annual Meeting of Stockholders to be held in 2025 and until each such director’s respective successor is elected and qualified or until each such director’s earlier death, resignation or removal. Each of Mr. Lucidi and Drs. Murphy and Polsky are independent directors as defined by applicable Nasdaq Stock Market standards governing the independence of directors. Each nominee has consented to serve, if elected. If any nominee is unable to serve, or for good cause will not serve, as a director, proxies will be voted for any replacement candidate nominated by our Board or the Board may elect to reduce its size.

Votes Required

Directors will be elected by a plurality of the votes cast by the stockholders entitled to vote on this proposal at the meeting. This means that the three nominees receiving the highest number of affirmative “FOR” votes will be elected as Class II directors. Votes withheld and broker non-votes with respect to one or more Class II directors will not be treated as votes cast for this purpose and, therefore, will not affect the outcome of the election.

Director Experience Matrix

Current SEC rules require us to discuss briefly the specific experience, qualifications, attributes or skills that led the Board to conclude that each director or nominee for director should serve on our Board. The following matrix summarizes the significant experience and skills of each of our directors that we think is especially relevant to his or her service on our Board. We have also provided this discussion in a separate paragraph immediately below the biographical information provided for each director further below.

Board Experience Matrix (as of April 29, 2022)

	Adams	Berger	Duncan	Lucidi	Murphy	Polsky	Sommadossi
Drug Development/Scientific Expertise
Healthcare Industry
Business Development and M & A
Finance and Audit
Strategic Partnering
Senior Executive Roles
Public Company Boards

Board Diversity Matrix

In accordance with Nasdaq’s recently adopted board diversity listing standards, in the table below, you will find aggregated statistical information about our Boards’s self-identified gender, racial and ethnic characteristics and LGBTQ+ status as reported by each of our directors.

Board Diversity Matrix (as of April 29, 2022)

Total Number of Directors	7
Part I: Gender Identity	Female	Male
Directors	2	5

Part II: Demographic Background
African American or Black	0	1
White	2	4

Recommendation of the Board

Nominees For Election as Class II Director (terms to expire at the 2025 Annual Meeting)

The current members of the Board who are also nominees for re-election to the Board as Class II Directors are as follows:

Name	Age	Served as a Director Since	Position with Atea
Bruno Lucidi	62	2014	Director
Polly A. Murphy D.V.M., Ph.D., M.B.A.	57	2020	Director
Bruce Polsky, M.D.	68	2014	Director

The principal occupations and business experience, for at least the past five years, of each Class II Director nominee for election at the Annual Meeting are as follows:

Bruno Lucidi

Bruno Lucidi has served as a member of our Board since September 2014. Mr. Lucidi has served as an independent consultant to biotechnology companies since July 2013. Mr. Lucidi served as a Life Sciences Expert at Wallonia Trade and Foreign Investment Agency, an economic development agency, from January 2017 to June 2020. From October 2017 to September 2019, Mr. Lucidi was Chief Executive Officer at AgenTus Therapeutics, a pre-clinical stage biopharmaceutical company. Mr. Lucidi was trained in Oncology at the Gustave Roussy Institute, Villejuif, France, in Marketing and Strategic Management of Companies at the Ecole Superieure de Commerce, Paris, France, and in Finance, Merger and Acquisitions at the Investment Banking Institute in New York. We believe Mr. Lucidi is qualified to serve on our Board due to his extensive experience in the life sciences industry.

Polly A. Murphy, D.V.M., Ph.D., M.B.A.

Polly A. Murphy, D.V.M., Ph.D. has served as a member of our Board since August 2020. Dr. Murphy has served as Chief Business Officer at UroGen Pharma, Inc. since August 2020. Prior to that, Dr. Murphy served in various leadership roles at Pfizer, Inc. from September 2012 to August 2020, including as Vice President and Head of Commercial Development Pfizer Oncology Business Unit from January 2019 to August 2020, Vice President and Head of Global Marketing and Commercial Development, Pfizer Oncology Business Unit from June 2017 to December 2018, and as Vice President and Head of Strategy and Business Development for Pfizer China from November 2013 to May 2018. Dr. Murphy received her D.V.M. and Ph.D. from Iowa State University and her M.B.A. from Nova Southeastern University. We believe Dr. Murphy is qualified to serve on our Board due to her experience in the pharmaceutical industry in business development and commercialization.

Bruce Polsky, M.D.

Bruce Polsky, M.D., has served as a member of our Board since November 2014. Dr. Polsky is the chair of the Department of Medicine at NYU Langone Hospital—Long Island in Mineola, New York, where he has practiced since 2015. He also serves as professor and Chair of the Department of Medicine at NYU Long Island School of Medicine and as an Associate Dean at NYU Long Island School of Medicine since February 2019. Dr. Polsky is a leading clinical virologist who played an active role in clinical investigations of HIV/AIDS, hepatitis B virus, hepatitis C virus and other viral infections. From 1998 to 2015, Dr. Polsky was at Mount Sinai St. Luke’s and Mount Sinai Roosevelt Hospitals, where he served as Chair of the Department of Medicine and as Chief of the

Division of Infectious Diseases, among other positions. Dr. Polsky received his M.D. from Wayne State University. We believe Dr. Polsky is qualified to serve on our Board due to his extensive clinical experience in the life sciences industry.

Continuing Members of the Board

Class III Directors (terms to expire at the 2023 Annual Meeting)

The current members of the Board who are Class III Directors are as follows:

Name	Age	Served as a Director Since	Position with Atea
Jerome Adams, M.D.	47	2021	Director
Barbara Duncan	57	2020	Director

The principal occupations and business experience, for at least the past five years, of each Class III Director are as follows:

Jerome Adams, M.D.

Jerome Adams, M.D., has served as a member of our Board since May 2021. Dr. Adams has also served as Director of Health Equity Initiatives at Purdue University since October 2021. Dr. Adams served as the 20th Surgeon General of the United States from September 2017 to January 2021, where he focused on the opioid epidemic and was a member of the COVID-19 Task Force. Prior to that, Dr. Adams served as the State Health Commissioner for the State of Indiana from November 2014 to September 2017, where he presided over Indiana’s efforts to deal with state-wide, unprecedented HIV outbreak. Dr. Adams was a practicing anesthesiologist and Associate Professor in the Department of Anesthesiology at Indiana University from January 2008 to until September 2017. Earlier in his career, Dr. Adams was a Clinical Research Assistant at Eli Lilly and Company. He has served in leadership positions at a number of professional organizations, including the American Medical Association, the Indiana State Medical Association, and the Indiana Society of Anesthesiologists. Dr. Adams received his B.S. in Biochemistry and B.A. in Psychology from the University of Maryland, Baltimore County, his M.D. from the Indiana University School of Medicine and his M.P.H. from the University of California, Berkeley. We believe that Dr. Adams’ extensive scientific expertise and public sector experience, including his work on the COVID-19 Task Force, qualifies him to serve on our Board.

Barbara Duncan

Barbara Duncan has served as a member of our Board since October 2020. Ms. Duncan served as Chief Financial Officer and Treasurer at Intercept Pharmaceuticals, Inc. from May 2009 to June 2016. Ms. Duncan has also served as Chair of the board of directors of Fusion Pharmaceuticals Inc. since November 2020, on the board of directors of Jounce Therapeutics, Inc. since June 2016, Adaptimmune Therapeutics plc since June 2016, and Ovid Therapeutics, Inc. since June 2017. Previously, Ms. Duncan served on the boards of directors of Immunomedics, Inc. from March 2019 to October 2020, Innoviva, Inc. from November 2016 through April 2018, Aevi Genomic Medicine, Inc. from June 2015 through January 2020, and ObsEva S.A. from November 2016 to May 2021. Ms. Duncan received her B.A. from Louisiana State University and her M.B.A. from the Wharton School, University of Pennsylvania. We believe Ms. Duncan is qualified to serve on our Board due to her experience in the biotechnology industry and with public companies.

Class I Directors (terms to expire at the 2024 Annual Meeting)

Name	Age	Served as a Director Since	Position with Atea
Franklin Berger	72	2019	Director
Jean-Pierre Sommadossi, Ph.D.	66	2014	Founder, President, Chairman and Chief Executive Officer (“CEO”)

The principal occupations and business experience, for at least the past five years, of each Class I Director are as follows:

Franklin Berger

Franklin Berger has served as a member of our Board since September 2019. Mr. Berger has served as Founder and Managing Director at FMB Research, a consulting firm, since June 2005. Mr. Berger also serves on the board of directors of BELLUS Health, Inc. since May 2010, ESSA Pharma Inc. since March 2015, Kezar Life Sciences, Inc. since January 2016, Atreca Inc. since October 2014 and Rain Therapeutics Inc. since May 2020. Mr. Berger previously served on the boards of directors of Tocagen, Inc. from October 2014 to December 2020, of Proteostasis Therapeutics, Inc. from February 2016 to December 2020 and of Five Prime Therapeutics, Inc. from October 2014 to April 2021. Mr. Berger received his B.A. and M.A. from Johns Hopkins University and his M.B.A. from Harvard Business School. We believe that Mr. Berger’s financial background and experience as an equity analyst in the biotechnology industry combined with his experience serving on the boards of directors of multiple public companies qualifies him to serve on our Board.

Jean-Pierre Sommadossi, Ph.D.

Jean-Pierre Sommadossi, Ph.D., is the founder of our Company and has served as our President and CEO and as Chairman of our Board since July 2012. Prior to that, he co-founded and held several roles at Idenix Pharmaceuticals, Inc., from 1998 to 2010, including Principal Founder and Chief Executive Officer and Chairman. Dr. Sommadossi also co-founded Pharmasset, Inc., in 1998. Dr. Sommadossi also serves on the board of directors of ABG Acquisition Corporation since February 2021, as the Chairman of the board of directors of Kezar Life Sciences, Inc., since June 2015, Chairman of the board of directors of Panchrest, Inc., since 2013, and as Chairman of the board of directors of Biothea Pharma, Inc., since 2021. Dr. Sommadossi also serves as a member of the board of directors of The BioExec Institute since 2004. Previously, Dr. Sommadossi served as Vice Chair of the board of directors of Rafael Pharmaceuticals, Inc., from October 2016 to November 2020, and as Chair of the board of directors of PegaOne, Inc., from September 2020 to January 2021. Dr. Sommadossi also served as a member of the Harvard Medical School Discovery Council from 2010 to 2021. Dr. Sommadossi received his Ph.D. and Pharm.D. degrees from the University of Marseilles in France. We believe that Dr. Sommadossi’s extensive scientific, operational, strategic and management experience in the biotech industry qualifies him to serve on our Board.

PROPOSAL 2

ADVISORY (NON-BINDING) VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES

ON THE COMPENSATION OF NAMED EXECUTIVE OFFICERS

In accordance with the Dodd-Frank Act, the Company requests that our stockholders cast a non-binding, advisory vote regarding the frequency with which we should include in future annual proxy statements a stockholder advisory vote to approve the compensation of our named executive officers. By voting on this proposal, stockholders may indicate whether they would prefer that the Company provide for such a stockholder advisory vote at future annual meetings every one year, every two years or every three years. Stockholders may also abstain from the vote.

After careful consideration, the Board determined that providing a stockholder advisory vote to approve the compensation of our named executive officers every year is the most appropriate alternative for the Company at this time. In formulating its recommendation, the Board determined that an annual advisory vote on named executive officer compensation will allow stockholders to provide their direct input on our compensation philosophy, policies and practices as disclosed in this and future proxy statements on a more timely and consistent basis than if the vote were held less frequently. Additionally, an annual advisory vote on executive compensation is consistent with our executive compensation philosophy, policies and practices. We understand that our stockholders may have different views as to what is the best approach for the Company, and we look forward to hearing from our stockholders on this proposal.

Stockholders of the Company will have the opportunity to specify one of four choices for this proposal on the proxy card: (1) one year; (2) two years; (3) three years; or (4) abstain. Stockholders are not voting to approve or disapprove the Board’s recommendation. Rather, stockholders are being asked to express their preference regarding the frequency of future advisory votes to approve executive compensation.

Vote Required

The frequency that receives the affirmative vote of the holders of a majority in voting power of the votes cast will be the frequency recommended by stockholders. If no frequency receives the foregoing vote, then we will consider the option of ONE YEAR, TWO YEARS, or THREE YEARS that receives the highest number of votes cast to be the frequency recommended by stockholders.

Recommendation of the Board

PROPOSAL 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has appointed KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2022. Our Board has directed that this appointment be submitted to our stockholders for ratification at the Annual Meeting. Although ratification of our appointment of KPMG is not required, we value the opinions of our stockholders and believe that stockholder ratification of our appointment is a good corporate governance practice.

KPMG has audited our consolidated financial statements since the fiscal year ended December 31, 2014. Neither the accounting firm nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as our auditors, providing audit, tax and non-audit related services. A representative of KPMG is expected to attend the Annual Meeting and to have an opportunity to make a statement and be available to respond to appropriate questions from stockholders.

In the event that the appointment of KPMG is not ratified by our stockholders, the Audit Committee will consider this fact when it appoints the independent registered public accounting firm for the fiscal year ending December 31, 2023. Even if the appointment of KPMG is ratified, the Audit Committee retains the discretion to appoint a different independent registered public accounting firm at any time if it determines that such a change is in the interest of the Company.

KPMG Fees

The following table sets forth fees billed to us by KPMG, our independent registered public accounting firm, billed to us for each of the last two fiscal years for audit services and for other services:

Fee Category	2021	2020
Audit Fees	$1,193,508	$1,482,999
Audit-Related Fees	—	—
Tax Fees	15,000	12,000
All Other Fees	1,780	1,780

Total Fees	$1,210,288	$1,496,779

Audit Fees

Audit fees for the fiscal year ended December 31, 2021 include fees for the audit of our consolidated financial statements, the review of unaudited interim consolidated financial statements included in our quarterly reports on Form 10-Q and assurance services associated with our SEC registration statements in connection with our shelf registration. Audit fees for the fiscal year ended December 31, 2020 include fees for the audit of our consolidated financial statements, the review of unaudited interim consolidated financial statements included in our quarterly report on Form 10-Q and assurance services associated with our SEC registration statements in connection with our initial public offering.

Tax Fees

Tax fees for the fiscal years ended December 31, 2021 and December 31, 2020 consist of fees for tax consulting services relating to the preparation of change of ownership analyses.

All Other Fees

All other fees for the fiscal years ended December 31, 2021 and December 31, 2020 consist of fees for annual license fees for use of accounting research software.

Audit Committee Pre-Approval Policy and Procedures

The Audit Committee has adopted a policy (the “Pre-Approval Policy”) that sets forth the procedures and conditions pursuant to which audit and non-audit services proposed to be performed by the independent auditor may be pre-approved. The Pre-Approval Policy generally provides that we will not engage KPMG to render any audit, audit-related, tax or permissible non-audit service unless the service is either (i) explicitly approved by the Audit Committee (“specific pre-approval”) or (ii) entered into pursuant to the pre-approval policies and procedures described in the Pre-Approval Policy (“general pre-approval”). Unless a type of service to be provided by KPMG has received general pre-approval under the Pre-Approval Policy, it requires specific pre-approval by the Audit Committee or by a designated member of the Audit Committee to whom the committee has delegated the authority to grant pre-approvals. Any proposed services exceeding pre-approved cost levels or budgeted amounts will also require specific pre-approval. For both types of pre-approval, the Audit Committee will consider whether such services are consistent with the SEC’s rules on auditor independence. The Audit Committee will also consider whether the independent auditor is best positioned to provide the most effective and efficient service, for reasons such as its familiarity with the Company’s business, people, culture, accounting systems, risk profile and other factors, and whether the service might enhance the Company’s ability to manage or control risk or improve audit quality. All such factors will be considered as a whole, and no one factor should necessarily be determinative. On a periodic basis, the Audit Committee reviews and generally pre-approves the services (and related fee levels or budgeted amounts) that may be provided by KPMG without first obtaining specific pre-approval from the Audit Committee. The Audit Committee may revise the list of general pre-approved services from time to time, based on subsequent determinations.

All KPMG services and fees in the fiscal years ended December 31, 2020 and 2021 were pre-approved by the Audit Committee or its properly delegated authority in accordance with the Pre-Approval Policy.

Vote Required

This proposal requires the affirmative vote of the holders of a majority of the votes cast. Abstentions are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal. Because brokers have discretionary authority to vote on the ratification of the appointment of KPMG, we do not expect any broker non-votes in connection with this proposal.

Recommendation of the Board

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee has reviewed Atea Pharmaceuticals, Inc.’s audited financial statements for the fiscal year ended December 31, 2021 and has discussed these financial statements with management and Atea Pharmaceuticals, Inc.’s independent registered public accounting firm. The Audit Committee has also received from, and discussed with, Atea Pharmaceuticals, Inc.’s independent registered public accounting firm various communications that such independent registered public accounting firm is required to provide to the Audit Committee, including the matters required to be discussed by the Public Company Accounting Oversight Board (“PCAOB”) and Securities and Exchange Commission.

Atea Pharmaceuticals, Inc.’s independent registered public accounting firm also provided the Audit Committee with a formal written statement required by the rules of the PCAOB describing all relationships between the independent registered public accounting firm and Atea Pharmaceuticals, Inc., including the disclosures required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. In addition, the Audit Committee discussed with the independent registered public accounting firm its independence from Atea Pharmaceuticals, Inc.

Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Atea Pharmaceuticals, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

Barbara Duncan (Chair)

Franklin Berger

Bruno Lucidi

CORPORATE GOVERNANCE

General

Our Board has adopted Corporate Governance Guidelines, a Code of Business Conduct and Ethics, and charters for our Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Strategy and Public Policy Committee to assist the Board in the exercise of its responsibilities and to serve as a framework for the effective governance of the Company. You may access our current committee charters, our Corporate Governance Guidelines, and our Code of Business Conduct and Ethics in the “Documents and Charters” section under the “Corporate Governance” section of the “Investors” page of our website located at www.ateapharma.com, or by writing to our Secretary at our offices at 225 Franklin Street, Suite 2100, Boston, Massachusetts 02110.

Board Composition

Our Board currently consists of seven members: Jerome Adams, M.D., Franklin Berger, Barbara Duncan, Bruno Lucidi, Polly A. Murphy, D.V.M., Ph.D., M.B.A., Bruce Polsky, M.D. and Jean-Pierre Sommadossi, Ph.D.

As set forth in our charter, the Board is currently divided into three classes with staggered, three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. Our charter and bylaws provide that the authorized number of directors may be changed only by resolution of the Board. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The division of our Board into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control of our Company. Our directors may be removed only for cause by the affirmative vote of the holders of at least two-thirds in voting power of the outstanding shares of our capital stock entitled to vote in the election of directors.

Director Independence

Our Board has affirmatively determined that Jerome Adams, M.D., M.P.H., Franklin Berger, Barbara Duncan, Bruno Lucidi, Polly A. Murphy, D.V.M., Ph.D., M.B.A. and Bruce Polsky, M.D. each qualifies as “independent” in accordance with the listing requirements of Nasdaq. Our Board also affirmatively determined that Andrew Hack, M.D., Ph.D., and Isaac Cheng, M.D., qualified as “independent” in accordance with the listing requirements of Nasdaq during the period in which they served on our Board. The Nasdaq independence definition includes a series of objective tests, including that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of his or her family members has engaged in various types of business dealings with us. In addition, as required by Nasdaq rules, our Board has made a subjective determination as to each independent director that no relationships exist, which, in the opinion of our Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our Board reviewed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management. Jean-Pierre Sommadossi, Ph.D., our CEO, is not independent. There are no family relationships among any of our directors or executive officers.

Director Candidates

The Nominating and Corporate Governance Committee is primarily responsible for searching for qualified director candidates for election to the Board and filling vacancies on the Board. To facilitate the search process, the Nominating and Corporate Governance Committee may solicit current directors and executives of the Company for the names of potentially qualified candidates or ask directors and executives to pursue their own business contacts for the names of potentially qualified candidates. The Nominating and Corporate Governance Committee may also consult with outside advisors or retain search firms to assist in the search for qualified candidates, or consider director candidates recommended by our stockholders. The Nominating and Corporate Governance Committee has retained a director search firm to help identify and evaluate qualified director candidates. Once potential candidates are identified, the Nominating and Corporate Governance Committee reviews the backgrounds of those candidates, evaluates candidates’ independence from the Company and potential conflicts of interest and determines if candidates meet the qualifications desired by the Nominating and Corporate Governance Committee for candidates for election as a director. Each of Mr. Lucidi, Dr. Murphy and Dr. Polsky was recommended to serve on our Board by Dr. Sommadossi, our CEO.

In evaluating the suitability of individual candidates (both new candidates and current Board members), the Nominating and Corporate Governance Committee, in recommending candidates for election, and the Board, in approving (and, in the case of vacancies, appointing) such candidates, may take into account many factors, including: personal and professional integrity, ethics and values; experience in corporate management, such as serving as an officer or former officer of a publicly held company; strong finance experience; relevant social policy concerns; experience relevant to the Company’s industry; experience as a board member or executive officer of another publicly held company; relevant academic expertise or other proficiency in an area of the Company’s operations; diversity of expertise and experience in substantive matters pertaining to the Company’s business relative to other Board members; diversity of background and perspective, including, but not limited to, with respect to age, gender, race, place of residence and specialized experience; practical and mature business judgment, including, but not limited to, the ability to make independent analytical inquiries; and any other relevant qualifications, attributes or skills. The Board evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas. In determining whether to recommend a director for re-election, the Nominating and Corporate Governance Committee may also consider the director’s past attendance at meetings and participation in and contributions to the activities of the Board.

Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting the names of the recommended individuals, together with appropriate biographical information and background materials, to the Nominating and Corporate Governance Committee, c/o Secretary, Atea Pharmaceuticals, Inc., 225 Franklin Street, Suite 2100, Boston, Massachusetts 02110. Please note that the address of our headquarters changed during the second quarter of 2022. In the event there is a vacancy, and assuming that appropriate biographical and background material has been provided on a timely basis, the Nominating and Corporate Governance Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

Communications from Stockholders

The Board will give appropriate attention to written communications that are submitted by stockholders and will respond if and as appropriate. Our Secretary is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the directors as she considers appropriate.

Communications are forwarded to the Board or individual directors, as applicable, if they relate to important substantive matters and include suggestions or comments that our Secretary and Chairman of the Board consider to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications. Stockholders who wish to send communications on any topic to the Board should address such communications to the Board in writing: c/o Secretary, Atea Pharmaceuticals, Inc., 225 Franklin Street, Suite 2100, Boston, Massachusetts 02110.

Board Leadership Structure and Role in Risk Oversight

The Company’s current Board leadership structure consists of a combined Chairman of the Board and Chief Executive Officer (Jean-Pierre Sommadossi, Ph.D.), an independent director serving as the Lead Director (Franklin Berger), and highly qualified, active independent directors. Our Board exercises its judgment in combining or separating the roles of Chairman of the Board and Chief Executive Officer as it deems appropriate in light of prevailing circumstances. The Board will continue to exercise its judgment on an ongoing basis to determine the optimal Board leadership structure that the Board believes will provide effective leadership, oversight and direction, while optimizing the functionality of both the Board and management and facilitating effective communication between the two. The Board has concluded that the current structure provides a well-functioning and effective balance between strong Company leadership and appropriate safeguards and oversight by independent directors.

Our Corporate Governance Guidelines provide that, if the Chairman of the Board is a member of management or does not otherwise qualify as independent, the independent directors of the Board may elect a Lead Director. As noted above, Franklin Berger currently serves as our Lead Director. The Lead Director’s responsibilities include, but are not limited to: presiding over all meetings of the Board at which the Chairman is not present, including any executive sessions of the independent directors; approving Board meeting schedules and agendas; and acting as the liaison between the independent directors and the Chief Executive Officer and Chairman of the Board. Our Corporate Governance Guidelines further provide the flexibility for our Board to modify our leadership structure in the future as it deems appropriate.

One of the key functions of our Board is informed oversight of our risk management process. Our Board does not have a standing risk management committee, but rather administers this oversight function directly through our Board as a whole, as well as through various standing Board committees that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including business continuity risks, such as risks relating to the COVID-19 pandemic, and our Audit Committee has the responsibility to consider and discuss our major financial and cybersecurity risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. Our Audit Committee also monitors compliance with legal and regulatory requirements. Our Nominating and Corporate Governance Committee monitors the effectiveness of our Corporate Governance Guidelines. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. While each of these committees is responsible for evaluating certain risks and overseeing the management of such risks, our entire Board is regularly informed through committee reports about such risks.

Code of Business Conduct and Ethics

We have a written Code of Business Conduct and Ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We have posted a current copy of the Code of Business Conduct and Ethics on our website, www.ateapharma.com, in “Documents and Charters” under the “Corporate Governance” section of the “Investors” page. In addition, we intend to post on our website all disclosures that are required by law or the rules of Nasdaq concerning any amendments to, or waivers from, any provision of the Code of Business Conduct and Ethics.

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines to ensure that the Board will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The guidelines are also intended to align the interests of directors with those of our stockholders. The Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to, among other things, board composition and selection, director responsibilities, board meetings and access to senior management, succession planning, and board committees, compensation and risk management. The Corporate Governance Guidelines are available on our website at www.ateapharma.com (in “Documents and Charters” under the “Corporate Governance” section of the “Investors” page).

Anti-Hedging Policy

Our Board has adopted an Insider Trading Compliance Policy, which applies to all of our directors, officers and employees. Among other things, the policy prohibits our directors, officers and employees and any entities they control from purchasing financial instruments such as prepaid variable forward contracts, equity swaps, collars, and exchange funds, or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s equity securities, or that may cause an officer, director, or employee to no longer have the same objectives as the Company’s other stockholders.

Attendance by Members of the Board of Directors at Meetings

There were five meetings of the Board during the fiscal year ended December 31, 2021. During the fiscal year ended December 31, 2021, each director attended at least 75% of the aggregate of (i) all meetings of the Board and (ii) all meetings of the committees on which the director served during the period in which he or she served as a director.

Under our Corporate Governance Guidelines, a director is expected to spend the time and effort necessary to properly discharge his or her responsibilities. Accordingly, a director is expected to regularly prepare for and attend meetings of the Board and all committees on which the director sits (including separate meetings of the independent directors), with the understanding that, on occasion, a director may be unable to attend a meeting. A director who is unable to attend a meeting of the Board or a committee of the Board is expected to notify the Chairman of the Board or the Chairman of the appropriate committee in advance of such meeting, and, whenever possible, participate in such meeting via teleconference in the case of an in-person meeting. We do not maintain a formal policy regarding director attendance at the Annual Meeting; however, it is expected that absent compelling circumstances directors will attend. All of our directors then serving attended our 2021 Annual Meeting of Stockholders.

COMMITTEES OF THE BOARD

Our Board has established four standing committees—Audit, Compensation, Nominating and Corporate Governance, and Strategy and Public Policy, each of which is comprised solely of independent directors and is described more fully below. Each committee operates under a written charter that has been approved by our Board. Each committee regularly reviews and assesses the adequacy of its charter and to the extent it determines to recommend changes, those revisions and restated charter would be subject to further Board approval. The current charters for each committee are available on our website, www.ateapharma.com, in “Documents and Charters” under the “Corporate Governance” section of the “Investors” page.

The members of each of the Board committees and committee chairpersons are set forth in the following chart.

Name	Audit	Compensation	Nominating and Corporate Governance	Strategy and Public Policy*

Jerome Adams, M.D.				Chair

Franklin Berger		Chair

Barbara Duncan	Chair

Bruno Lucidi

Polly Murphy, D.V.M., Ph.D., M.B.A.			Chair

Bruce Polsky, M.D.

Jean-Pierre Sommadossi, Ph.D.	—	—	—	—

Total Meetings in 2021	5	3	2	1

*	Strategy and Public Policy Committee was established in May 2021.

Audit Committee

Our Audit Committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the independence of our registered public accounting firm;

•	overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of reports from such firm;

•	reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

•	coordinating our Board’s oversight of our internal control over financial reporting, disclosure controls and procedures and Code of Business Conduct and Ethics;

•	discussing our risk management policies;

•	meeting independently with our internal auditing staff, if any, independent registered public accounting firm and management;

•	reviewing and approving or ratifying any related person transactions;

•	periodically reviewing our investment policy; and

•	preparing the audit committee report required by the SEC rules (which is included on page 15 of this proxy statement).

The members of the Audit Committee are Mr. Berger, Ms. Duncan and Mr. Lucidi. Ms. Duncan serves as the Chairperson of the committee. Our Board has affirmatively determined that each of Mr. Berger, Ms. Duncan and Mr. Lucidi is independent for purposes of serving on an audit committee under Rule 10A-3 promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”) and the Nasdaq rules, including those related to audit committee membership.

All members of our Audit Committee meet the requirements for financial literacy under the applicable Nasdaq rules. In addition, our Board has determined that Ms. Duncan qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K, and under the similar Nasdaq rules requirement that the Audit Committee have a financially sophisticated member.

The report of the Audit Committee’s is included in this proxy statement under “Audit Committee Report.”

Compensation Committee

Our Compensation Committee responsibilities include:

•	reviewing and approving, or recommending for approval by the Board, the compensation of our CEO and our other executive officers;

•	overseeing and administering our cash and equity incentive plans;

•	reviewing and making recommendations to the Board with respect to director compensation;

•	reviewing and discussing annually with management our “Compensation Discussion and Analysis”;

•	working with our Chief Executive Officer to evaluate our succession plans for the Chief Executive Officer and other executive officers; and

•	preparing the annual compensation committee report, to the extent required by SEC rules.

The members of our Compensation Committee are Mr. Berger, Mr. Lucidi and Dr. Polsky. Mr. Berger serves as the Chairperson of the Compensation Committee. Each member of the Compensation Committee qualifies as an independent director under Nasdaq’s heightened independence standards for members of a compensation committee and as a “non-employee director” as defined in Rule 16b-3 of the Exchange Act.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee’s responsibilities include:

•	identifying individuals qualified to become Board members;

•	recommending to the Board the persons to be nominated for election as directors and to be appointed to each board committee;

•	developing and recommending to the Board corporate governance principles; and

•	overseeing a periodic evaluation of the Board.

The members of our Nominating and Corporate Governance Committee are Dr. Adams, Ms. Duncan and Dr. Murphy. Dr. Murphy serves as the Chairperson of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee has the authority to consult with outside advisors or retain search firms to assist in the search for qualified candidates or to consider director candidates recommended by our stockholders.

Strategy and Public Policy Committee

Our Strategy and Public Policy Committee’s responsibilities include:

•	identifying, assessing and responding to general strategic issues, public policy, government affairs and patient advocacy trends;

•	overseeing the Company’s governmental and legislative affairs and patient advocacy response activities; and

•	reviewing collaboration agreements, alliances and similar material corporate transactions, advising management and making recommendations to the Board regarding the foregoing.

The members of our Strategy and Public Policy Committee are Dr. Adams, Dr. Murphy and Dr. Polsky. Dr. Adams serves as the Chairperson of the Strategy and Public Policy Committee.

Our Environmental Sustainability and Social Responsibility Efforts

We understand the importance of promoting responsible and meaningful environmental and social impact practices and strongly believe that doing so can create a long-term benefits for our corporate strategy, risk management and corporate performance. Our Board is actively committed to these matters, and together with management, we are working to formulate how our Board can best oversee environmental and social matters.

We also understand that environmental and social matters, including matters regarding climate change and human rights, are increasingly important to investors and we are in the process of assessing how to best incorporate these matters into our strategy and operations.

Our employees are integral to our long-term success, and we believe that by proactively creating a positive culture, we drive business and patient impact—together. We seek to create a positive culture by cultivating an inclusive, collaborative and open environment where all employees are empowered to contribute and be rewarded by our long-term success. We are proud that our organization represents a commitment to diversity at every level. In addition to the two members of our Board identifying as women, over half of all our employees and approximately half of our senior management identify as women.

EXECUTIVE OFFICERS

The following table identifies our current executive officers:

Name	Age	Title
Jean-Pierre Sommadossi, Ph.D.*	66	President, CEO and Chairman of the Board
Andrea Corcoran	59	Chief Financial Officer, Executive Vice President, Legal and Secretary
Janet Hammond, M.D., Ph.D.	62	Chief Development Officer
Maria Arantxa Horga, M.D.	53	Chief Medical Officer
John Vavricka	58	Chief Commercial Officer
Wayne Foster	53	Executive Vice President and Chief Accounting Officer

*	Dr. Sommadossi is a member of our Board of Directors. Please see biography on page 11 of this proxy statement.

Andrea Corcoran has served as our Chief Financial Officer since October 2020, our Secretary since September 2014 and our Executive Vice President, Legal since December 2013. Ms. Corcoran also served as Executive Vice President, Administration from September 2014 to October 2020. Prior to joining us, Ms. Corcoran served as Senior Vice President, Strategy and Finance at iBio, Inc., from 2011 to 2012, as General Counsel and Secretary at Tolerx, Inc., from 2007 to 2011, and as Executive Vice President of Idenix Pharmaceuticals, Inc. from 1998 to 2007. Ms. Corcoran received her J.D. from Boston College Law School and her B.S. from Providence College.

Janet Hammond, M.D., Ph.D. has served as our Chief Development Officer since August 2020. Prior to joining us, Dr. Hammond served at AbbVie, Inc., from November 2016 to August 2020 as Vice President and Therapeutic Area Head for General Medicine and Infectious Disease Development and at F. Hoffmann-La Roche from March 2011 to November 2016 as Senior Vice President, Global Head of Infectious Diseases and Head of Pharmaceutical Research and Early Development China. Dr. Hammond received her M.D. and Ph.D. from the University of Cape Town, South Africa, and her Sc.M. in Clinical Investigation from Johns Hopkins University School of Hygiene and Public Health.

Maria Arantxa Horga, M.D. has served as our Chief Medical Officer since January 2021 and previously served as our Acting Chief Medical Officer since October 2020 and as Executive Vice President, Clinical Sciences since August 2020. Prior to joining us, Dr. Horga served as Vice President, Pharmacovigilance and Medical Affairs at Biohaven Pharmaceuticals from October 2019 to August 2020. Prior to that, Dr. Horga served as Vice President, Global Head of Clinical Program Execution, Site Head of the Roche NY Innovation Center from July 2017 to August 2019, and as Global Head of Translational Medicine, Infectious Diseases at F. Hoffmann-La Roche from 2012 to 2016. Dr. Horga received her M.D. from the Santander School of Medicine and completed her residency in Pediatrics and a fellowship in Pediatric Infectious Diseases at the Mount Sinai School of Medicine.

John Vavricka has served as our Chief Commercial Officer since October 2018. From March 2015 to June 2021, Mr. Vavricka also served as the Chief Executive Officer of Biothea Pharma, Inc., which he co-founded. Prior to that Mr. Vavricka founded and served as the Chief Executive Officer and President of Iroko Pharmaceuticals, Inc., from 2007 to 2015. Mr. Vavricka received his B.S. from Northwestern University.

Wayne Foster has served as our Executive Vice President, Finance and Chief Accounting Officer since January 2022. Prior to that he served as our Senior Vice President, Finance and Administration from December 2019 to January 2022. Before joining us, Mr. Foster served as Vice President of Finance at Mersana Therapeutics, Inc., from January 2012 to September 2019. Mr. Foster received his B.B.A. from the University of Massachusetts Amherst.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Discussion and Analysis Overview

Our Compensation Committee is responsible for overseeing the compensation of our named executive officers, or NEOs, including salary, cash and equity incentive compensation levels, severance arrangements, change in control benefits and other forms of executive compensation. The Compensation Committee is also responsible for evaluating our performance against our corporate goals, assessing the performance of our NEOs and making related recommendations to our Board, and ensuring our compensation program is aligned with the objectives described below and competitive with those of other companies in our industry that compete with us for talent.

This Compensation Discussion and Analysis, or CD&A, discusses the principles underlying our Compensation Committee’s policies and actions taken with respect to the compensation of our NEOs for fiscal year 2021.

Our NEOs for 2021 were:

•	Jean-Pierre Sommadossi, Ph.D., our Founder, CEO and President;

•	Andrea Corcoran, our Chief Financial Officer and Executive Vice President, Legal;

•	Janet Hammond, M.D., Ph.D., our Chief Development Officer;

•	Maria Arantxa Horga, M.D., Ph.D., our Chief Medical Officer; and

•	John Vavricka, our Chief Commercial Officer.

Executive Summary

Company Background

Atea Pharmaceuticals is a clinical stage biopharmaceutical company focused on discovering, developing and commercializing oral therapies to address the unmet medical needs of patients with life-threatening viral diseases. Leveraging the Company’s deep understanding of antiviral drug development, nucleos(t)ide chemistry, biology, biochemistry and virology, Atea has built a proprietary nucleos(t)ide prodrug platform to develop novel product candidates to treat single stranded ribonucleic acid, or ssRNA, viruses, which are a prevalent cause of severe viral diseases. As demonstrated by the December 2021 in-license of ruzasvir, an NS5A inhibitor, that Atea anticipates to combine with bemnifosbuvir for the treatment of hepatitis C virus (HCV), Atea plans to continue to build out its pipeline of antiviral product candidates by augmenting its nucleos(t)ide platform with other classes of antivirals that may be used in combination with its nucleos(t)ide product candidates.

Currently, Atea is focused on the development of orally-available antiviral agents for difficult-to-treat, life-threatening viral infections, including severe acute respiratory syndrome coronavirus 2 (SARS-CoV-2), the virus that causes COVID-19, HCV, dengue virus and respiratory syncytial virus (RSV).

2021 Business Highlights

Our progress in the advancement of our product candidates for the treatment of COVID-19, HCV and dengue was significant in 2021 and included the following:

Product Candidate Development Programs

COVID-19

•

Reported data from two Phase 2 clinical trials evaluating bemnifosbuvir for the treatment of COVID-19 showing consistent positive trends in antiviral activity in sub-groups of patients at high risk for progression.

•	Completed a bronchoalveolar lavage study in healthy subjects that showed that bemnifosbuvir was efficiently delivered to the lungs (epithelial lining fluid), the primary site of SARS-CoV-2 infection.

•	Evaluated bemnifosubvir in more than 420 patients with COVID-19 and healthy subjects further building the safety database to support future development of bemnifosbuvir.

•

Presented bemnifosbuvir preclinical, virology, Phase 1 and Phase 2 results at several scientific conferences including the Conference on Retroviruses and Opportunistic Infections (CROI), the International Conference on Antiviral Research (ICAR) and the ISIRV-WHO virtual conference on COVID-19, Influenza and RSV: Surveillance-Informed Prevention and Treatment.

•

Generated foundational data through the further understanding of bemnifosbuvir’s mechanism of action and its ability to block two distinct pathways of SARS-CoV-2 replication, the NiRAN dependent and NiRAN independent (RdRp) pathways.

•

Developed a quantitative highly sensitive SARS-CoV-2 live virus assay which demonstrated the rapid and potent antiviral effect of bemnifosbuvir as measured by detecting the amount of “live” virus capable of replication.

•

Generated data confirming a key mechanistic advantage of bemnifosbuvir by showing in vitro results demonstrated AT-511 (free base of bemnifosbuvir) potent activity against COVID-19 variants of concern and/or of interest, including Delta.

•	Made significant improvements in the processes of manufacture of bemnifosbuvir.

•

Received a $50 million payment from Roche in connection with the achievement of a milestone associated with the development of bemnifosbuvir under a now terminated license agreement between Atea and Roche.

HCV

•	In-licensed ruzasvir, a Phase 2 ready non-structural protein 5A (“NS5A”) inhibitor we intend to advance in combination with bemnifosbuvir for the treatment of HCV.

•	Conducted in vitro studies that demonstrated synergy with bemnifosbuvir and ruzasvir.

Dengue

•

Completed a Phase 1 clinical trial demonstrating that AT-752 was well tolerated in 65 healthy subjects who were administered either single or multiple doses setting foundation for initiation in 2022 of a Phase 2 global clinical trial and a human challenge study.

•

Published in the peer-reviewed journal Antimicrobial Agents and Chemotherapy, data showing AT-752 had potent in vitro antiviral activity against all dengue virus serotypes and other flaviviruses tested and potent in vivo activity in a dengue 2 mouse model.

•	Completed nonclinical studies in small animal models of dengue virus that showed AT-752 reduced viremia and improve animal health and survival.

Corporate

•	Ended 2021 with $764.4 million in cash and cash equivalents.

•

Increased awareness of Atea and its development programs for the treatment of COVID-19 and dengue among key U. S. federal government agencies, including National Institute of Allergy and Infectious Diseases, Department of Defense and Health and Human Services.

•	Successfully recruited key talent and enhanced organizational capabilities to support global clinical development programs in three antiviral disease indications.

•	Expanded the Board with the appointment of a high caliber director with a wide range of experience spanning clinical practice, clinical research, public health and government agency leadership.

Key Aspects of 2021 Executive Compensation - Strong and Growing Emphasis on Performance

Substantial Majority of CEO Compensation is Variable and At-Risk

In 2021, for our CEO, approximately 98% of target total compensation was variable and at risk. We consider compensation “at-risk” if it is dependent upon stock price appreciation or value, as in our long-term equity incentive program, or if it is subject to achievement of rigorous pre-set, objective strategic, business or operational goals, such as in our annual cash incentive program. This high level of “at risk” compensation for our CEO in 2021 emphasizes our pay for performance philosophy. We seek to maximize the alignment between stockholder results and executive compensation by emphasizing variable pay tied to performance, with the majority of the compensation opportunity for our CEO in 2021 based on long-term equity incentives.

In order to focus our executives on growth and increasing stockholder value, and consistent with the market practice of similar, newly public companies in our industry, we granted stock options to our CEO and other NEOs in 2021 which only have value if the stock price increases over the stock price on the grant date. The Compensation Committee’s viewpoint is that, because stock options require stock price appreciation before there is any value earned, they are inherently performance-based. If the Company’s stock price does not increase, there is no amount of time that will make a stock option award deliver any value.

Additionally, the performance-based metrics that were a part of our annual cash incentive program further enhanced the link between pay and performance for the CEO and our other NEOs. Our annual cash incentive program only rewards executives for performance based on the Company’s achievement of key strategic, business and operational goals, which strengthens the alignment of the interests of our CEO and other NEOs with those of our stockholders.

PSU Grants in 2022

In addition, as the Company has continued to evolve and mature following our initial public offering, or IPO, in November 2020, the Compensation Committee has correspondingly sought to evolve the executive compensation program as appropriate for a company of Atea’s stage of development and size. In particular, the Compensation Committee is in the midst of designing a multi-year plan to transition the amounts and forms of compensation for our NEOs and other executive officers to more closely align with the executive compensation programs of other public companies, including the Company’s peer group. In the first quarter of 2022, the Compensation Committee, with the assistance of its independent compensation consultant, augmented the performance nature of long-term incentive equity grants by incorporating performance stock units, or PSUs, with clinical and other development milestone metrics that are key to executing our strategy. We believe the addition of this feature in 2022 reinforces the pay-for-performance nature of the long-term incentive equity grants and the executive compensation program overall.

The majority of the long term incentive equity value granted in 2022 to our CEO consisted of performance-based PSUs. With this allocation to PSUs, a majority of our CEO’s total target 2022 compensation opportunity is performance-based. For all of our other senior executives, including our NEOs, the Compensation Committee similarly introduced PSUs into the mix of long-term incentive equity.

CEO 2021 Equity Grant

In connection with our IPO in 2020, our Compensation Committee determined to make option grants to our CEO and other executive officers to align their equity holdings with the interests of our stockholders in order to motivate these executives to execute our strategic plan, create stockholder value and enhance the retention of these executives. At that time, however, our CEO declined 75% of the options that were awarded to him to ensure that there was a pool of shares available for use in connection with other key hires. In January 2021, as part of its effort to follow a standard cadence of setting total compensation and making equity grants, our Compensation Committee made its first set of annual equity grants since we became a public company. The option granted to our CEO in January 2021 included both his annual equity grant for the year, as well as a portion intended to represent the pre-IPO grant that our CEO had previously declined. Accordingly, the 2021 option grant to our CEO is significantly larger than what is expected to be granted on an annual basis.

Further, to reduce the risk around delivering targeted values, and in light of the volatility of the stock prices of companies in the biotechnology industry, the number of options was determined based on a blend of market value and percentage ownership of the company. Under SEC reporting rules, however, the amount shown for this award in the Summary Compensation Table and Grants of Plan-Based Awards Table below reflects the grant date fair value under applicable accounting rules as of the date of grant. This value is driven, in significant part, by the stock price of $73.00 per share on such date. The amount actually realized by our CEO will depend on stock price performance, specifically appreciation above $73.00 per share, over the term of the option. See the charts below under “Realizable Pay Demonstrates Alignment of Pay and Performance” for an illustration of the total realizable pay for our CEO and other NEOs for the year.

Realizable Pay Demonstrates Alignment of Pay and Performance

One way to demonstrate how our pay-for-performance philosophy aligns our management’s interests with the interests of our stockholders is to review the actual pay that is received or “realizable” by our CEO and other NEOs, as compared to the value of compensation awarded as reported in our Summary Compensation Table, which immediately follows this CD&A.

Since our IPO in 2020, our stock price has been volatile, with an IPO price of $24.00 per share, a market peak to date of $88.44 in February 2021 and a market price on December 31, 2021 of $8.94 per share.

A substantial portion of total compensation for our CEO and other NEOs is attributable to stock options, the realizable value of which depends upon an increase in our stock price, and thereby an increase in stockholder value, following the grant date. As detailed in our Grants of Plan-Based Awards for 2021 table on page 40, annual option grants to our CEO and other NEOs in January 2021, comprising approximately 97% and 92% respectively of their target total direct compensation for 2021, had an exercise price of $73.00 per share, which was the closing price of our common stock on the date of grant and is the price used in calculating the grant date fair value of these awards in the Summary Compensation Table. These options vest over a four year period provided that the NEO remains in continuous service with Atea through the vesting period. Our CEO and other NEOs will not realize any value from the 2021 option awards unless our stock price increases above $73 per share.

Due to the strong alignment between pay and performance, the total realizable pay for the year ended December 31, 2021 for our CEO and other NEOs, on average, is approximately 3% and 8% respectively, of the value disclosed in the Summary Compensation Table, as illustrated in the graphic below. Since the exercise price of the stock options awarded in 2021 significantly exceeds the December 31, 2021 closing market price of our common stock, no realizable pay value is attributed to the stock options and the amounts shown in the charts below consists solely of base salary and cash incentives paid for the year.

See “Target Compensation Mix” below for a description of the 2021 fiscal year target pay mix for our CEO and other NEOs.

Compensation Objectives and Philosophy

Our mission is to advance oral therapeutics for patients worldwide affected by life-threatening viral diseases. Our Compensation Committee believes that the most effective compensation program is one that rewards sustainable value creation for stockholders, by delivering strong company performance, as well as tangible progress toward achieving our mission of advancing oral therapeutics for patients worldwide. The objectives of our compensation program are to:

•	attract and retain superior executive officers and other employees with outstanding skills and values who contribute to our long-term success;

•	provide incentives that motivate and reward the achievement of performance goals that directly correlate to the enhancement of stockholder value, as well as to facilitate executive retention; and

•

align executives’ interests with those of stockholders by rewarding the achievement of short- and long-term strategic, operational and corporate goals, which we believe serves to enhance short- and long-term value creation for our stockholders.

To achieve these objectives, the Compensation Committee regularly evaluates our executive compensation program to determine elements of compensation and establish compensation levels that

•	are appropriate based on each executive’s level of experience, performance, growth potential, job responsibility and criticality of role;

•	align with our Company’s size and life stage;

•	the Compensation Committee believes are competitive with other companies in our industry that compete with us for executive talent; and

•

tie a significant portion of each executive’s overall compensation to the achievement of key corporate objectives and individual performance, which reinforces a pay-for-performance culture within our Company.

In addition to facilitating the realization of our stated compensation objectives, our executive compensation program is also reflective of Atea’s ongoing commitment to align with current governance best practices:

What We Do	What We Don’t Do

Pay for Performance: Atea’s compensation program is designed to reinforce our “pay for performance” philosophy. A significant percentage of our NEOs compensation is at “at risk” and may not be realized if corporate goals are not achieved and long term value is not created.	No Guaranteed Compensation: Although we have signed employment agreements with each of our NEOs, these agreements provide for “at will” employment, and none of these agreements provides any guarantees relating to base salary increases or the amounts of any annual incentive awards or long-term equity awards.

Risk Analysis: We review the structure of our executive compensation program to minimize the risk of inappropriate risk-taking by our executive officers.	No Hedging or Pledging our Common Stock: Our insider trading policy prohibits all our employees, including our NEOs, directors and designated consultants from engaging in “hedging”, pledging the Company’s securities as collateral for a loan, or other monetization transactions with respect to our common stock or borrowing against our common stock.

Multi-Year Vesting: The equity awards granted to our executive officers generally vest over multi-year periods, consistent with current market practice and our retention objectives.	No Tax Reimbursements: We do not provide any excise tax reimbursement payments (including “gross-ups”) or reimbursements on any perquisites or other personal benefits.

Industry Specific Peer Group: For purposes of providing a reference point and context for executive compensation decisions, we maintain and annually re-assess the comparability of Atea to an industry specific peer-group.	No Special Health or Welfare Benefits and Limited Perquisites: Our NEOs and other executive officers participate in broad-based company-sponsored health and welfare benefits programs on the same basis as our other full-time, salaried employees. We generally do not provide perquisites or personal benefits to our NEOs, except in limited circumstances.

Target Pay based on Market Norms: We rely upon market data and advice and recommendations from our independent compensation consultant to assess market norms with respect to both elements of compensation and compensation levels.	No Special Retirement Benefits: We do not provide defined benefit pension arrangements or post-retirement health coverage for our executive officers or employees. Our NEOs and other executive are eligible to participate in our 401(k) plan on the same basis as our other employees.

Annual Compensation Review: Our Compensation Committee undertakes a comprehensive review of compensation of our executives, including our NEOs, on an annual basis.

Double-Trigger Change-in-Control: Change in control severance benefits have a double-trigger condition so that enhanced severance compensation and benefits (including the acceleration of equity awards) is only provided upon a qualifying termination that occurs in connection with a change in control.

Compensation Committee of Independent Directors: Our Compensation Committee is composed of all independent directors.

Independent Compensation Consultant: Our Compensation Committee engages its own compensation consultant and reviews its independence from management on an annual basis.

Overview of Our 2021 Compensation Program

The primary elements of our executive compensation program are base salary, annual performance-based cash incentive awards and long-term equity incentive awards. These elements are designed to incentivize and reward our executives for the achievement of challenging performance objectives tied to important company milestones and increases in stockholder value over time. Ultimately, the objective in allocating between short-term compensation (including base salary and short-term cash incentive compensation), which is paid currently, and long-term equity incentive compensation, is to ensure adequate currently-paid base compensation to attract and retain talent, reward for achievement of strategic, business and operational milestones and goals and provide incentives to align the interests of our management with those of our stockholders by creating and maximizing long-term value.

Our Compensation Committee seeks to ensure that our compensation program is aligned with the interests of our stockholders and our business goals and that the total compensation paid to each of our named executive officers is fair, reasonable and competitive. Key elements of our 2021 executive compensation program included the following:

Compensation Element	Purpose	Features
Base salary	• To attract and retain highly skilled executives, provide stable compensation to executive officers, and maintain a consistent stable leadership team	• Fixed component of pay based on responsibilities, skills, experience, individual contributions, internal equity and peer company data

Annual cash incentives	• To promote and reward the achievement of key annual strategic, business and operational goals of the Company • Aligns executive and stockholder interests	• Variable cash component of pay based on achievement of annual qualitative Company performance goals • Awards capped at 150% of target opportunity

Equity incentive compensation

•  To encourage executives and other employees to focus on long-term Company performance

•  To promote retention

•  To reward outstanding Company and individual performance

•  Aligns executive and stockholder interests

•  Historically, and in 2021, stock options subject to multi-year time vesting based on continued service

•  The value of stock options is directly tied to the appreciation of common stock prices above the grant date stock price

•  2021 equity awards were granted in January 2021

Target Compensation Mix

When establishing 2021 compensation packages, our Compensation Committee utilized the three elements noted above to create compensation packages that were intended to appropriately balance short- and long-term incentives while aligning the interests of our NEOs with those of our stockholders. Though the Compensation Committee has not adopted any formal or informal policies or guidelines that specify the allocation of compensation between these three elements, the Compensation Committee seeks a balance between short- and long-term compensation to ensure adequate base salary to attract and retain talent while providing elements actualizing a “pay for performance” philosophy to maximize value both short term and long term for the Company and our stockholders. Consistent with our “pay-for-performance” philosophy, the Compensation Committee has determined that NEO compensation packages must include a sizeable portion of variable, at-risk pay.

Specifically, when 2021 compensation targets were set at the beginning of 2021, approximately 98% of the target total direct compensation (defined as base salary, target short-term cash incentives, plus the grant date fair value of long-term equity incentives) for Dr. Sommadossi, our CEO, was at risk, and 94% of target total direct compensation of our other NEOs, on average, was at risk. We consider compensation “at-risk” if it is dependent upon stock price appreciation or value, as in our long-term equity incentive program, or if it is subject to achievement of rigorous pre-set, objective strategic, business or operational goals, such as in our annual cash incentive program.

The following charts illustrate our emphasis on performance-based pay and long-term incentives, and show annualized base salary, target annual cash opportunity and the grant date fair value of long-term equity incentives as a percentage of 2021 target total direct compensation, which is the sum of base salary earned for the year, target annual incentive bonus amount for the year and target value of long-term incentive awards granted during the year.

Process for Setting Executive Compensation

Role of the Compensation Committee and the Board

Each year, our Compensation Committee reviews and establishes the levels of each element of total target compensation for our employees, including our NEOs and other senior executive team members. As part of this process, our Compensation Committee reviews the mix of compensation elements to ensure our performance based compensation is an appropriate proportion of overall compensation and is aligned with our business goals and strategy. Our executive officers are also evaluated based on factors such as individual, strategic, and leadership achievements. These performance factors are considered by our Compensation Committee in connection with our annual performance reviews and are a critical component in the determination of annual cash and equity incentive awards for our executives.

The Compensation Committee obtains input from our executive officers regarding the annual operating plan, expected research and development accomplishments, and related risks. Based on this information, the Compensation Committee establishes the performance-based metrics and targets for the annual incentive plan. By the end of the first quarter of each year, annual Company goals applicable to cash incentive compensation are finalized and set forth in writing. After the end of each year, our Compensation Committee determines executive compensation payouts and earned amounts after reviewing overall Company performance against established Company goals, as well as each individual executive officer’s contributions to achievement of the Company goals. In addition, our Compensation Committee may apply its discretion, as it deems appropriate, in determining executive compensation.

Our Compensation Committee typically grants annual equity awards, and determines changes in base salary and the level of any cash incentive opportunities, at meetings occurring early in the new year. Our Compensation Committee may also review the compensation of our NEOs and other executive officers throughout the course of the year. With respect to year-end reviews, any changes in base salary are typically effective at the beginning of the following year.

Role of Management

Our Compensation Committee works with management, including our CEO, when reviewing and setting executive compensation. Management generally provides information on corporate and individual performance, updates on peer performance, and works with the compensation consultant to provide external market compensation data. Our CEO provides recommendations on the compensation packages for our NEOs and all other executive officers excluding only himself, as well as input regarding individual executive officer’s contributions to the achievement of the Company goals. Our CEO is instrumental in developing both our annual and long-term strategic objectives and goals which are reviewed and approved by the Compensation Committee and the Board of Directors. Further, our CEO is also instrumental in providing perspective on our performance against those goals. The Compensation Committee gives significant weight to the recommendations of the CEO in light of his greater familiarity with the day-to-day performance of his direct reports and the importance of incentive compensation in driving the execution of managerial initiatives developed and led by the CEO. Nevertheless, the Compensation Committee makes the ultimate determination regarding the compensation for our executive officers. No executives, including the CEO, are involved in their own compensation decisions.

Role of Independent Compensation Consultant

Since 2018, the Compensation Committee has engaged an independent external consultant, Aon’s Human Capital Solutions Practice, a division of Aon plc (“Aon”), to advise on overall compensation matters for all employees, including our NEOs, and non-employee members of our Board. In 2021, Aon’s services included:

•	recommendations on overall compensation program design;

•	guidance on our compensation philosophy and policies;

•	guidance and recommendations on the composition of our compensation peer group;

•	provision of market data for analysis and design of the compensation levels of our executive officers and non-employee directors; and

•	input on compensation actions for executive promotions and new hires.

While Aon works with management to source market data and to arrive at market matches for new hires and promotions of executive officers, Aon reports directly to the Compensation Committee. Aon consultants attend meetings of the Compensation Committee when requested to do so. Our Compensation Committee performs an annual assessment of its compensation consultant’s independence. In 2021, our Compensation Committee determined that Aon is independent consistent with the listing standards of the relevant Nasdaq and SEC rules and that Aon’s engagement does not raise any conflict of interest. During 2021, Aon did not provide services to us other than the services to our Compensation Committee described above.

Role of Market Data

The Compensation Committee uses competitive market analyses from a group of peer companies as one input and reference point for compensation decisions when reviewing our executive compensation levels and practices. The Compensation Committee also uses market data from broader Radford Global Life Sciences Compensation surveys and their own knowledge and judgement in evaluating market data and making compensation decisions. However, survey data is not used to benchmark the amount of total compensation or any specific element of compensation for the NEOs.

In its establishment of a peer group of publicly traded companies in the biopharmaceutical and biotechnology industry, the Compensation Committee, using information and assistance provided by Aon, considers the following criteria:

•	companies whose number of employees, stage of development and market capitalization are similar, though not necessarily identical, to ours;

•	companies with a therapeutic and technological focus similar to ours;

•	companies with executive positions similar to ours;

•	companies against which we believe we compete for executive talent; and

•	public companies based in the United States whose compensation and financial data are available in proxy statements or through widely available compensation surveys.

Because the market for executive talent in the biopharmaceutical and biotechnology industries is competitive, and in particular the pool of candidates with relevant experience for our business is small, our peer group reflects the fact that we compete for executive talent with companies which are larger than us and may have more resources than we do, as well as with academic non-profit institutions.

For the executive compensation review conducted by the Compensation Committee in December 2020 at which 2021 base salaries and cash bonus opportunities were determined and equity compensation for our NEOs was reviewed prior to issuance in January 2021, our Compensation Committee analyzed the pay practices of the following peer group approved by the Compensation Committee in May 2020, prior to our IPO, which we refer to as our 2021 Peer Group:

Akero Therapeutics, Inc.	Kura Oncology, Inc.
Alector, Inc.	Prinicipia Biopharma Inc.
Allakos Inc.	Provention Bio, Inc.
Assembly Biosciences Inc.	Replimune Group, Inc.
ChemoCentryx, Inc.	Rhythm Pharmaceuticals, Inc.
Cortexyme, Inc.	SpringWorks Therapeutics, Inc.
Eidos Therapeutics, Inc.	Viking Therapeutics, Inc.
Enanta Pharmaceuticals, Inc.	Vir Biotechnology, Inc.
Gossamer Bio, Inc.	Y-mABs Therapeutics, Inc.

Additionally, when considering the establishment of 2021 base salaries, cash bonus opportunities and equity compensation, the Compensation Committee, upon recommendation from Aon, supplemented the 2021 Peer Group long term incentive market data with data derived from the Radford 2020 Global Life Science Survey for public pre-commercial biopharma companies which had a market capitalization between $1.5 billion and $5 billion and less than 250 employees which reflected a closer alignment to Atea in December 2020. This survey data was used to obtain a general understanding of compensation practices of companies similar to ours at the time.

Our Compensation Committee reviews the companies in our peer group annually, based on the criteria noted above and makes adjustments as necessary to ensure the peer group continues to properly reflect the market in which we compete for talented executives.

2021 Executive Compensation for the Named Executive Officers

The components of our executive compensation program in 2021 were as follows:

Annual Base Salary

The base salaries for our NEOs and other executive officers are designed to provide such executive officers with a stable fixed pay element for their services throughout the year. The Compensation Committee believes that a competitive base salary, which is designed to attract and retain talented and experienced executives is a necessary element of our compensation program. The Compensation Committee sets the base salary levels with consideration to the officer’s experience, skills, and responsibilities, market data for similar roles at peer companies, internal pay equity and the recommendations of our CEO for executives other than himself, and may also draw upon the experience of members of our Board with executives at other companies. The Compensation Committee reviews executive base salaries each year – typically in connection with our annual performance review process – adjusting from time to time as appropriate to align with market competitive pay levels, accounting for individual responsibilities, performance, experience and promotions.

With respect to Dr. Sommadossi, our CEO, in December 2020, shortly after our IPO, our Compensation Committee reviewed Dr. Sommadossi’s overall compensation and determined to recommend to the Board an increase in his base salary to $650,000 from $565,000 based upon Dr. Sommadossi’s critical role at the

Company, his leadership of the Company through 2020 in which the Company’s performance exceeded expectations with regard to a number of key business objectives and a comparison of his base salary to the base salaries of the chief executive officers in the 2021 Peer Group. Our Board agreed with the recommendation from the Compensation Committee. With respect to the other NEOs, the Compensation Committee increased Dr. Horga’s base salary to reflect her promotion effective January 2021 from Acting Chief Medical Officer to Chief Medical Officer and the Compensation Committee approved merit increases in base salary for our other NEOs based upon the Company’s 2020 performance as well as each executive’s performance in 2020. The 2021 base salaries for our NEOs were as follows:

	2020 Base Salary	2021 Base Salary	% Increase
Jean-Pierre Sommadossi, Ph.D.	$565,000	$650,000	15%
Andrea Corcoran	$465,000	$478,950	3%
Janet Hammond, M.D., Ph.D.	$500,000	$515,000	3%
Maria Arantxa Horga, M.D.	$400,000	$452,000	13%
John Vavricka	$375,000	$386,250	3%

Short-Term Incentives—Performance Based Cash Incentives

The Compensation Committee has designed our annual performance based cash incentive compensation element, based upon specified annual corporate goals to emphasize its “pay for performance” philosophy and to reward our NEOs for performance and achievement of key strategic, operational and corporate goals.

Target Opportunities

At or immediately prior to the start of each year, the Compensation Committee establishes the annual performance based cash bonus opportunity for each NEO based upon a percentage of his or her base salary with consideration to each executive officer’s accountability, scope of responsibilities, and potential impact on our performance. Based on the recommendation of the Compensation Committee, the Board approved an increase in Dr. Sommadossi’s target opportunity as a percentage of his base salary effective January 2021 to 60% from 55% to better align with market. The opportunities, expressed as a percentage of base salary, for other NEOs did not change relative to 2020.

The target annual performance based opportunities for our NEOs were as follows:

	2020 Target Bonus as a % of Base Salary	2021 Target Bonus as a % of Base Salary	2021 Target Bonus Value
Jean-Pierre Sommadossi	55%	60%	$390,000
Andrea Corcoran	40%	40%	$191,580
Janet Hammond	45%	45%	$231,750
Maria Arantxa Horga	35%	35%	$158,200
John Vavricka	40%	40%	$154,500

Elements of Annual Performance Based Cash Compensation

Company Objectives

Our CEO’s annual performance-based cash compensation is determined solely based on the Company’s performance relative to the corporate objectives for the year. In the case of the other NEOs, the annual performance based cash compensation is based on both the performance of the Company relative to the corporate objectives and our Compensation Committee’s assessment of the executive officer’s contributions to the achievement of the Company’s goals, based substantially on an assessment presented by our CEO. The Compensation Committee retains the discretion to adjust upward or downward any performance cash bonus based upon performance of the respective NEO. The Compensation Committee has determined to cap any upward adjustment at 150% of the target bonus.

2021 Performance Objectives and Assessment

As a pre-commercial biotechnology company, we do not have material revenue or profits at this stage and our success is best measured by achievement of research and development milestones and other key strategic and operational goals. Thus, the annual cash incentive is designed to directly tie our executive’s pay outcomes to achievement of these key goals, while providing the Compensation Committee with flexibility in determining the overall level of corporate and individual achievement.

A summary of the corporate goals, relative weightings, and level of achievement for 2021 is set forth in the table below:

2021 Corporate Goals		Weight	Level of Achievement Attained

Bemnifosbuvir for the treatment of COVID-19		60%	45%

•	Advance clinical development of AT-527 for outpatients through Phase 3 and initiate prophylactic study
•	Complete reproductive toxicology studies
•	Complete virology studies to delineate mechanism of action
•	Achieve milestones for manufacturing process optimization

AT-752 for dengue		20%	20%

•	Advance clinical development through phase 1 to initiation of phase 2 clinical trial
•	Complete segments of reproductive toxicity studies
•	Complete virology studies on additional dengue serotypes and other flavivirus
•	Complete manufacture of API necessary to support non-clinical and clinical studies

Other programs

•	Assess re-commencement of HCV program	2%	2%
•	In license HCV NS5A inhibitor for combination with bemnifosbuvir	—	5%*
•	Nominate RSV product candidate and initiate IND enabling studies	5%	—

Corporate		13%	13%

•	Expand internal control environment to support compliance with §404(b) of the Sarbanes Oxley Act
•	Maintain fiscal discipline with respect to budget
•	Build organization capability to ensure appropriate resources and talent
•	Increase corporate visibility through investor relations and publication activities

Total Company		100%	85%

*

A goal that was not pre-specified as a corporate goal in January 2021 but was determined by the Compensation Committee to be substantively important to the realization of the Company’s overall business objectives. The Compensation Committee used its discretion to add this to the Company’s 2021 corporate goals.

In making its determination regarding bonuses based on corporate performance in 2021, our Compensation Committee considered our success against our 2021 corporate goals. The 2021 corporate goals and the weight attributable to each goal were approved by our Compensation Committee in the first quarter of 2021. In the first quarter of 2022, the Compensation Committee evaluated our 2021 performance against our corporate goals and, considering Dr. Sommadossi’s recommendation regarding the level of achievement against each goal, determined that the Company’s level of achievement was 85%. In making its assessment, the Compensation Committee determined that despite not meeting two significant goals with respect to the development of bemnifosbuvir for the treatment of COVID-19, specifically, we did not complete a phase 3 clinical trial for the treatment of COVID-19 outpatients and we did not initiate a phase 3 prophylactic clinical trial, and not identifying an RSV product candidate, the Company did make substantive progress advancing the development of its product candidates. Notably, the Compensation Committee acknowledged the recognition by management of the anticipated need for combination therapy for COVID-19 and the establishment during 2021 of a foundation for bemnifosbuvir to serve as the nucleoside backbone of such a potential combination treatment. These results were below the target level of performance and as a result the actual payout for 2021 performance was reduced underscoring the robust pay for performance alignment of the annual cash incentive program.

The final 2021 payouts of annual cash performance-based incentive compensation to each NEO as a percent of target are below:

Name	2021 Base Salary	Target Bonus % of Salary	2021 Bonus Payout as a % of Target	2021 Bonus Payout
Jean-Pierre Sommadossi, Ph.D.	$650,000	60%	85%	$331,500
Andrea Corcoran	$478,950	40%	85%	$162,842
Janet Hammond, M.D., Ph.D.	$515,000	45%	85%	$196,988
Maria Arantxa Horga, M.D.	$452,000	35%	90%	$142,380
John Vavricka	$386,250	40%	85%	$131,325

Dr. Horga’s bonus payout, which is above the corporate achievement rating, reflects the Compensation Committee’s discretion to adjust bonuses based on individual contributions as it deems relevant. This adjustment was made in recognition of Dr. Horga’s contributions to further advancing the clinical development of both the COVID-19 program and the dengue program during the COVID-19 pandemic.

Long-Term Equity Incentive Compensation

Our equity award program is the primary long-term incentive vehicle for our NEOs and other executives. We believe that equity grants provide our NEOs and other executives with a strong link to our long-term performance, create an ownership culture and help to align the interests of our executives and our stockholders. Our executives benefit from stock options only if our stock price increases above the grant date stock price through the creation of stockholder value. Accordingly, we believe stock option awards provide meaningful incentives to our executives that align with the interest of our stockholders. In addition, the vesting feature of our equity grants contributes to executive retention by providing an incentive to our executives to remain employed with us during the vesting period.

Equity compensation represents the largest at-risk component of our NEOs’ compensation arrangements. We believe that it is appropriate to align the interests of our NEOs with those of our stockholders to achieve and sustain long-term stock price appreciation. Historically, we have used stock option awards to compensate our NEOs in the form of initial new hire grants in connection with the commencement of employment, and thereafter on an annual basis in connection with our annual executive compensation reviews.

The stock options that we grant to our NEOs at the time of hire have time-based vesting and become exercisable as to 25% of the shares underlying the option on the first anniversary of the grant date, and as to an additional

1/48th of the shares underlying the option monthly thereafter. The stock options that we grant to our NEOs on an annual basis vest over a four year period following the grant date with 1/48th of the shares underlying the option vesting each month. The exercise price of all stock options equals the fair market value of a share of our common stock on the date of grant. Prior to the exercise of an option, the holder has no rights as a stockholder with respect to the shares subject to such option, including no voting rights and no right to receive dividends or dividend equivalents. Vesting of stock options ceases on termination of employment and exercise rights for stock options generally cease three months after termination of employment. In specified termination and change in control circumstances, equity awards held by our NEOs are subject to accelerated vesting. See “—Severance and Change in Control Benefits” below for further information.

2021 Annual Equity Grants

During 2021, our Compensation Committee made annual equity incentive awards in the form of stock options to our NEOs in the amounts set forth in the table below during 2021. In determining the size of each award, the Compensation Committee considered the NEO’s existing equity incentive holdings, level of responsibility within our Company, equity ownership in relation to general practices of our 2021 Peer Group, and the Compensation Committee’s assessment of the NEO’s individual performance and our overall Company performance in 2020. In particular, when establishing the award for Dr. Sommadossi, the Compensation Committee recognized the exceptional performance of the Company in 2020 when the IPO and other corporate and organizational transactions that exceeded expectations were completed. Additionally, in establishing Dr. Sommadossi’s 2021 annual equity award, the Compensation Committee also took into consideration that Dr. Sommadossi had, in 2020, declined an award of options to purchase 300,000 shares of common stock to ensure that there was a pool of shares available for use in connection with other key hires.

Name	2021 Annual Stock Option Awards
Jean-Pierre Sommadossi, Ph.D.	640,000
Andrea Corcoran	148,850
Janet Hammond, M.D., Ph.D.	160,050
Maria Arantxa Horga, M.D.	145,500
John Vavricka	117,300

2022 PSUs

As noted above, our Compensation Committee regularly reviews Atea’s compensation policies and programs. In December 2021 and January 2022, the Compensation Committee determined to add performance stock units, or PSUs, in addition to stock options, to the annual long term equity incentives for the Company’s NEOs and senior leadership team. This decision further reflects our “pay for performance philosophy” and was designed to further incent our executives and add a retention tool as the PSUs will realize value for the recipients only if the designated performance criteria which are key to executing our business strategy are achieved and the PSU recipient remains an Atea employee through the performance period and at the time designated for payout. The performance criteria must be realized over a three year period beginning in January 2022. Provided that a minimum of 2 of the 6 performance criteria are achieved, a tiered payout to executives, based upon the actual number of performance criteria that the Compensation Committee determines are achieved will occur, with 50% of the total award deemed earned by the Compensation Committee vesting in early 2025 and the remaining 50% of the total award deemed earned by the Compensation Committee vesting at the end January 2026, subject to the executive remaining in the service of the Company at each such time. The majority of the equity value granted in 2022 to our CEO consists of performance-based PSUs. With this allocation to PSUs, a majority of our CEO’s total target 2022 compensation opportunity is performance-based. For all of our other senior executives, including our other NEOs, the Compensation Committee similarly introduced PSUs into the mix of long term incentive equity.

Health and Welfare Benefits

All of our NEOs are eligible to participate in our employee benefit plans, including our medical, dental, vision, disability and life insurance plans, in each case on the same basis as all of our other employees.

Section 401(k) Plan

Our NEOs are eligible to participate in a defined contribution retirement plan that provides eligible employees with an opportunity to save for retirement on a tax-advantaged basis. Eligible employees may defer eligible compensation on a pre-tax or after-tax (Roth) basis, up to the statutorily prescribed annual limits on contributions under the Internal Revenue Code of 1986, as amended (the “Code”). Contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participant’s directions. We currently match 100% of employee contributions of the first 3% of eligible compensation, and 50% of contributions on the next 2% of eligible compensation. Participants are immediately and fully vested in all contributions. The 401(k) plan is intended to be qualified under Section 401(a) of the Code, and the 401(k) plan’s related trust is intended to be tax-exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, contributions to the 401(k) plan (except for Roth contributions) and earnings on those contributions are not taxable to participants until distributed from the 401(k) plan.

Perquisites

We generally do not provide perquisites or personal benefits to our NEOs, except in limited circumstances from time to time.

Post-Employment Compensation

Our NEOs are entitled to certain severance and change of control payments and benefits as described in more detail below in the sections entitled “Agreements with Named Executive Officers” and “Potential Payments Upon Termination or Change of Control”. These agreements provide for a combination of a cash severance payment, continued health benefits and acceleration of vesting on outstanding equity awards in specified circumstances. Acceleration of vesting is subject to a “double trigger” arrangement, meaning that vesting acceleration occurs only in the event of a change in control of the Company in connection with or followed by a termination of employment without cause by us, or with good reason by the NEO.

Given the industry in which we participate and the range of strategic initiatives that we may explore, we believe these arrangements are an essential element of our executive compensation package and assist us in recruiting and retaining talented individuals. Additionally, we believe that reasonable and competitive change in control payments and benefits are an important part of an executive compensation program to attract and retain senior executives. We also believe such payments and benefits are in the best interests of our stockholders because they incentivize senior executives to continue to strive to achieve stockholder value in connection with change-in-control situations, particularly where the possibility of a change-in-control and the related uncertainty may lead to the departure or distraction of senior executives to the detriment of our Company and our stockholders.

Accounting and Tax Considerations

Under Financial Accounting Standard Board ASC Topic 718 (“ASC Topic 718”), we are required to estimate and record an expense for each share-based payment award (including stock options) over the vesting period of the award. We record share-based compensation expense on an ongoing basis according to ASC Topic 718.

Under Section 162(m) of the Code (“Section 162(m)”), compensation that exceeds $1 million per taxable year paid to certain current and former executive officers of a publicly held corporation is generally non-deductible.

Although the Compensation Committee considers tax implications as one factor in determining executive compensation, the Compensation Committee also looks at other factors in making its decisions and retains the flexibility to provide compensation for the Company’s executive officers in a manner consistent with the goals of the Company’s executive compensation program and the best interests of the Company and its stockholders, which may include providing for compensation that is not deductible by the Company due to the deduction limit under Section 162(m).

Compensation Committee Report

This Compensation Committee Report shall not be deemed to be incorporated by reference into any filing made by the Company under the Securities Act of 1933 or the Exchange Act, notwithstanding any general statement contained in any such filing incorporating this proxy statement by reference, except to the extent we incorporate such report by specific reference.

The Compensation Committee reviewed and discussed the Compensation Discussion and Analysis with the management of the Company. Based on this review and these discussions, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s proxy statement.

The preceding report has been furnished by the following members of the Compensation Committee:

Franklin Berger (Chair)

Bruno Lucidi

Bruce Polsky, M.D.

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended December 31, 2021, Franklin Berger, Bruno Lucidi and Bruce Polsky, M.D. served as members of our Compensation Committee. To our knowledge, no member of our Compensation Committee during the fiscal year ended December 31, 2021 is or has been an officer or employee of our Company and none of our executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity that had an executive officer who served as a director on our Board or as a member of our Compensation Committee during the fiscal year ended December 31, 2021.

Summary Compensation Table

The table below summarizes the total compensation for each of our NEOs for the years presented.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Jean-Pierre Sommadossi, Ph.D.	2021	650,000	—	33,123,392	331,500	—	34,104,892
President, Chief Executive Officer and Chairman of the Board	2020	436,862	466,125	1,984,000	—	—	2,866,987
	2019	400,000	160,000	251,080	—	—	811,080

Andrea Corcoran	2021	478,950	—	7,703,776	162,842	11,600	8,357,169
Chief Financial Officer, Executive Vice President, Legal	2020	465,000	279,000	744,000	—	—	1,488,000
	2019	290,000	75,000	75,324	—	—	440,324

Janet Hammond, M.D., Ph.D.	2021	515,000	—	8,283,435	196,988	11,600	9,007,023
Chief Development Officer	2020	197,115	431,203	3,302,000	—	100,000	4,030,318

Maria Arantxa Horga, M.D.	2021	452,000	—	7,530,396	142,380	11,600	8,136,376
Chief Medical Officer	2020	142,564	225,000	1,781,500	—	—	2,149,064

John Vavricka	2021	386,250	—	6,070,896	131,325	10,944	6,599,415
Chief Commercial Officer

(1)

In accordance with SEC rules, this column reflects the aggregate grant date fair value of the option awards granted during the applicable year, computed in accordance with ASC 718 for stock-based compensation transactions. For a discussion of valuation assumptions, see Note 10 “Stock-Based Awards” to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021. These amounts do not reflect the actual economic value, if any, that will be realized by the NEO upon the vesting of the stock options, the exercise of the stock options, or the sale of the common stock underlying such stock options.

(2)	Reflects performance-based cash bonuses awarded to our NEOs in recognition of 2021 performance.
(3)	The 2021 amounts reported in the All Other Compensation column reflect the amount Atea contributed to the 401(k) plan for the account of the respective NEO.

Grants of Plan-Based Awards in 2021

The following table provides information relating to all grants of plan-based awards made to our NEOs during fiscal 2021 and supplements the information provided above in our Summary Compensation Table. All equity awards were made under our 2020 Incentive Award Plan.

Name	Grant Date	Estimated Future Payouts Under Non- Equity Incentive Plan Awards			All Other Option Awards: Number of Securities Underlying Options (#) (2)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair value of Stock and Option Awards ($)(3)
		Threshold ($)	Target ($)(1)	Maximum ($)(1)
Jean-Pierre Sommadossi, Ph.D		—	390,000	585,000
	1/29/21				640,000	73.00	33,123,392
Andrea Corcoran		—	191,580	287,370
	1/29/21				148,850	73.00	7,703,776
Janet Hammond, M.D., Ph.D.		—	231,750	347,625
	1/29/21				160,050	73.00	8,283,435
Maria Arantxa Horga, M.D.		—	158,200	237,300
	1/29/21				145,500	73.00	7,530,396
John Vavricka		—	154,500	231,750
	1/29/21				117,300	73.00	6,070,896

(1)	Represents the target and maximum amounts payable under our annual performance based cash compensation program. There is no threshold performance level under the program.
(2)	As described in the CD&A, represents the equity awards for 2020 annual performance that were granted in January 2021.

(3)

The grant date fair value, computed in accordance with FASB ASC Topic 718, represents the value of stock options granted during the year. These amounts reflect our accounting expense, excluding the effect of estimated forfeitures, and may not represent the amounts, if any, that the NEOs will actually realize from these awards. Whether and to what extent, a NEO realizes value from these awards will depend upon stock price increasing above the $73.00 exercise price and the NEO’s continued service to the Company through the applicable vesting dates.

Outstanding Equity Awards at 2021 Fiscal Year-End

The following table summarizes the outstanding equity incentive plan awards for each NEO as of December 31, 2021.

	Grant Date	Option Awards
Name		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Jean-Pierre Sommadossi, Ph.D.	1/29/2021(1)	146,666	493,334	73.00	1/28/2031
	8/3/2020(2)	37,500	62,500	6.83	8/2/2030
	12/13/2019(3)	104,166	95,834	1.85	12/12/2029
	12/14/2018(3)	154,166	45,834	1.43	12/13/2028
	12/8/2017	385,000	—	1.53	12/7/2027
	12/9/2016	300,000	—	1.24	12/8/2026

Andrea Corcoran	1/29/2021(1)	34,111	114,739	73.00	1/28/2031
	8/3/2020(2)	56,250	93,750	6.83	8/2/2030
	12/13/2019(3)	31,250	28,750	1.85	12/12/2029
	12/14/2018(3)	46,250	13,750	1.43	12/13/2028
	12/8/2017	60,000	—	1.53	12/7/2027
	12/9/2016	60,000	—	1.24	12/8/2026

Janet Hammond, M.D., Ph.D	1/29/2021(1)	36,678	123,372	73.00	1/28/2031
	8/20/2020(4)	216,666	433,334	6.84	8/19/2030

Maria Arantxa Horga, M.D.	1/29/2021(1)	33,343	112,157	73.00	1/28/2031
	8/24/2020(5)	116,666	233,334	6.85	8/25/2030

John Vavricka	1/29/2021(1)	26,881	90,419	73.00	1/28/2031
	8/3/2020(2)	60,000	100,000	6.83	8/2/2030
	12/13/2019(3)	15,625	14,375	1.85	12/12/2029
	12/14/2018(3)	162,500	37,500	1.43	12/13/2028

(1)	The option vests in 48 equal monthly installments beginning January 31 of the year of grant, subject to continued service through each applicable vesting date.
(2)	The option vests in 48 equal monthly installments beginning July 31 of the year of grant, subject to continued service through each applicable vesting date.
(3)	The option vests in 48 equal monthly installments beginning December 31 of the year of grant, subject to continued service through each applicable vesting date.
(4)	The option vested as to 25% of the underlying shares on August 10, 2021 and in 36 equal monthly installments thereafter, subject to continued service through each applicable vesting date.
(5)	The option vested in as to 25% of the underlying shares on August 24, 2021 and in 36 equal monthly installments thereafter, subject to continued service through each applicable vesting date.

Option Exercises and Stock Vested

None of our NEOs exercised any options or vested in any stock awards during 2021.

Pension Benefits Table

None of our NEOs participated in any defined benefit pension plans in 2021.

Nonqualified Deferred Compensation Table

None of our NEOs participated in any non-qualified deferred compensation plans in 2021.

Agreements with Named Executive Officers

At the time of our IPO in November 2020, we entered into employment agreements with each of our NEOs. Under the employment agreements, if we terminate the employment of a NEO without “cause” or the NEO resigns for “good reason” (as defined below) other than in connection with a change in control of the Company, subject to the NEO’s execution and non-revocation of a separation agreement and release with the Company and compliance with restrictive covenants contained therein, the NEO will be entitled to receive (i) continued payment of the NEO’s base salary for 18 months for Dr. Sommadossi or 12 months for Ms. Corcoran, Dr. Hammond, Dr. Horga and Mr. Vavricka, (ii) any unpaid bonus earned for the year prior to the year of termination, and (iii) direct payment of or reimbursement for COBRA premiums, less the amount the NEO would have paid for coverage as an active employee, for up to 18 months for Dr. Sommadossi or 12 months for Ms. Corcoran, Dr. Hammond, Dr. Horga and Mr. Vavricka.

If such a qualifying termination occurs, for Dr. Sommadossi, during the 3-month period prior to the date of a change in control of the Company or, for Dr. Sommadossi, Ms. Corcoran, Dr. Hammond, Dr. Horga and Mr. Vavricka, on or within 12 months following the date of a change in control of the Company, subject to the NEO’s execution and non-revocation of a separation agreement and release with the Company and compliance with restrictive covenants contained therein, the NEO will be entitled to receive, in lieu of the payments and benefits described above, (a) continued payment of the NEO’s base salary for 24 months for Dr. Sommadossi or 18 months for Ms. Corcoran, Dr. Hammond, Dr. Horga and Mr. Vavricka, (b) any unpaid bonus earned for the year prior to the year of termination, a prorated portion of the NEO’s target annual bonus for the year of termination and a payment equal to 2.0 times for Dr. Sommadossi or 1.5 times for Ms. Corcoran, Dr. Hammond, Dr. Horga and Mr. Vavricka the NEO’s target annual bonus for the year of termination, (c) direct payment of or reimbursement for COBRA premiums, less the amount the NEO would have paid for coverage as an active employee, for up to 24 months for Dr. Sommadossi or 18 months for Ms. Corcoran, Dr. Hammond, Dr. Horga and Mr. Vavricka, and (d) all unvested equity or equity-based awards that vest solely based on the named executive officer’s continued employment or service with the Company will accelerate and vest in respect of 100% of the shares subject thereto.

Under the employment agreements, “cause” means, subject to notice and cure rights, a NEO’s (i) refusal to substantially perform the duties or carry out the reasonable and lawful instructions of the Board, (ii) breach of a material provision of the employment agreement, (iii) conviction, plea of no contest, plea of nolo contendere, or imposition of unadjudicated probation for any felony or crime involving moral turpitude, (iv) unlawful use (including being under the influence) or possession of illegal drugs on the Company’s (or any of its affiliate’s) premises or while performing his or her duties and responsibilities under the employment agreement, or (v) act of fraud, embezzlement, misappropriation, willful misconduct, or breach of fiduciary duty against the Company or any of its affiliates.

Under the employment agreements, “good reason” means, subject to notice and cure rights, (i) a reduction in annual base salary or target annual bonus, (ii) a material decrease in authority or areas of responsibility, (iii) the relocation of the NEO’s primary office to a location more than twenty-five (25) miles from the NEO’s primary office as of the date of our IPO or (iv) the Company’s breach of a material provision of the employment agreement.

Potential Payments Upon Termination or Change in Control

In this section, we describe payments that would have been made to our NEOs upon several events of termination, assuming the termination event occurred on December 31, 2021 (except as otherwise noted).

Regardless of the manner in which an NEO’s service terminates, each executive officer is entitled to receive amounts earned during his or her term of service, including unpaid salary and unused paid time off, as applicable.

As described above, we have entered into certain agreements with each of our NEOs, that provide for potential payments upon a termination of employment. None of our NEOs are entitled to payments solely upon a change in control.

	Triggering Event
	Not in connection with a Change of Control			In connection with a Change of Control *		Change of Control without Termination
	Voluntary Resignation not for Good Reason	Resignation for Good Reason		Resignation for Good Reason
	Involuntary Termination for Cause	Involuntary Termination by Company without Cause		Involuntary Termination by Company without Cause
Name and Benefit	Death or Disability	($)		($)
Jean-Pierre Sommadossi, Ph.D.
Cash Severance (Continuation of Salary)	—	975,000	(a)	1,300,000	(e)	—
Prorated Bonus	—	—		390,000	(f)	—
Incremental Bonus	—	—		780,000	(g)	—
Benefit Continuation	—	27,020	(b)	35,387	(h)	—
Acceleration of Vesting of Equity Awards	—	—		1,155,551	(i)	—

Total	—	1,002,020		3,660,938		—

Andrea Corcoran
Cash Severance (Continuation of Salary)	—	478,950	(c)	718,425	(a)	—
Prorated Bonus	—	—		191,580	(f)	—
Incremental Bonus	—	—		287,370	(j)	—
Benefit Continuation	—	8,715	(d)	12,859	(b)	—
Acceleration of Vesting of Equity Awards	—	—		504,912	(i)	—

Total	—	487,665		1,715,146		—

Janet Hammond, M.D., Ph.D.
Cash Severance (Continuation of Salary)	—	515,000	(c)	772,500	(a)	—
Prorated Bonus	—	—		231,750	(f)	—
Incremental Bonus	—	—		347,625	(j)	—
Benefit Continuation	—	17,989	(d)	26,538	(b)	—
Acceleration of Vesting of Equity Awards	—	—		910,001	(i)	—

Total	—	532,989		2,288,414		—

Maria Arantxa Horga, M.D.
Cash Severance (Continuation of Salary)	—	452,000	(c)	678,000	(a)	—
Prorated Bonus	—	—		158,200	(f)	—
Incremental Bonus	—	—		237,300	(j)	—
Benefit Continuation	—	25,974	(d)	38,642	(b)	—
Acceleration of Vesting of Equity Awards	—	—		487,668	(i)	—

Total	—	477,974		1,599,810		—

John Vavricka
Cash Severance (Continuation of Salary)	—	386,250	(c)	579,375	(a)	—
Prorated Bonus	—	—		154,500	(f)	—
Incremental Bonus	—	—		231,750	(j)	—
Benefit Continuation	—	8,715	(d)	12,859	(b)	—
Acceleration of Vesting of Equity Awards	—	—		594,543	(i)	—

Total	—	394,965		1,573,027		—

*

Dr. Sommadossi is entitled to these enhanced benefits if his employment is terminated within 3 months prior, upon or within 12 months after a Change of Control. All other NEOs are entitled to these enhanced benefits if their employment is terminated upon or within 12 months after a Change of Control.

(a)	Represents 18 months of 2021 base salary continuation.
(b)	Represents the cost of continued medical, dental and vision insurance benefits for 18 months following termination.
(c)	Represents 12 months of 2021 base salary continuation.
(d)	Represents the cost of continued medical, dental and vision insurance benefits for 12 months following termination.
(e)	Represents 24 months of 2021 base salary continuation.
(f)	Represents target bonus payable for 2021.
(g)	Represents 2x the target bonus payable for 2021.
(h)	Represents the cost of continued medical, dental and vision insurance benefits for 24 months following termination.
(i)

Represents the acceleration of vesting of 100% of the stock options unvested at December 31, 2021. The value of the option vesting acceleration was calculated by multiplying the number of unvested option shares subject to vesting acceleration as of December 31, 2021, by the difference between the per share closing price of the Company’s stock as of December 31, 2021 of $8.94 and the per share exercise price for such unvested option shares. Stock options that had an exercise price above $8.94 were excluded from the calculation.

(j)	Represents 1.5x the target bonus payable for 2021.

Rule 10b5-1 Sales Plans

Our directors and executive officers may adopt written trading plans pursuant to Rule 10b5-1 under the Exchange Act, known as Rule 10b5-1 plans, in which they will contract with a broker to buy or sell our common stock on a periodic basis. Under a Rule 10b5-1 plan, a broker executes trades pursuant to parameters established by the director or officer when entering into the plan, without further direction from them. Our directors and executive officers also may buy or sell additional shares outside of a Rule 10b5-1 plan when they are not in possession of material nonpublic information subject to compliance with the terms of our insider trading policy.

Compensation Risk Assessment

We have conducted a risk assessment of our compensation plans and practices and concluded that our compensation programs do not create risks that are reasonably likely to have a material adverse effect on the Company.

Compensation of Directors

The Company believes that having highly qualified non-employee directors is critical to our success. Non-employee directors represent the interests of our stockholders, and they contribute their experience and wisdom to guide our Company, our strategy and our management. Compensation for non-employee directors should reflect the work required in both their ongoing oversight and governance role, and their continuous focus on driving long-term performance and stockholder value.

The Compensation Committee, has the primary responsibility for reviewing non-employee director compensation and evaluating any changes in how we compensate our non-employee directors. The full Board reviews the Compensation Committee’s recommendations and approves the amount and type of non-employee director compensation. The Compensation Committee periodically reviews the compensation we pay our non-employee directors and in connection with this review uses inputs and assessments prepared by the independent compensation consultant to further the Compensation Committee’s understanding of current market levels of compensation being paid for board service and to gauge practices with respect to the forms of director compensation currently in use by other companies.

In May 2021, our Compensation Committee, with the assistance of Aon, performed a comprehensive review of our non-employee director compensation program. The review included a general assessment of director compensation levels and practices, an evaluation of the competitiveness of the Company’s director compensation program from multiple perspectives and an overview of market trends in director compensation. Following this review, the Compensation Committee and our Board determined to adjust certain elements of the cash compensation paid to our non-employee directors, to be more competitive. In addition, based on the results of this review, the Compensation Committee and our Board determined to transition from granting initial and annual equity awards under our director compensation program based upon a pre-determined number of shares to a value-based equity approach, representing a reduction in the then-current value of the initial and annual stock option awards for non-employee directors under our director compensation program.

The table below reflects the non-employee director compensation that was in effect through June 2021 as well as the changes (in italics) to non-employee director compensation that were approved in June 2021. Increases in fees were pro-rated for 2021 based upon the date of approval and each non-employee director’s committee appointments, as applicable.

Compensation Type	Compensation Amount Prior to June 18, 2021	Compensation Amount as of June 18, 2021
Annual Retainer	$40,000	$40,000
Lead Directors Fee	$15,000	$25,000
Committee Chair Fees:
Audit	$15,000	$20,000
Compensation	$12,000	$15,000
Nominating and Corporate Governance	$8,000	$10,000
Strategy and Public Policy (1)	—	$20,000
Committee Member Fees:
Audit	$7,500	$10,000
Compensation	$6,000	$7,500
Nominating and Corporate Governance	$4,000	$5,000
Strategy and Public Policy (1)	—	$10,000
Initial Stock Option Award (upon appointment or election to Board)	80,000 shares	$935,000 grant date fair value	(3)
Annual Stock Option Award (2)	40,000 shares	$540,000 grant date fair value	(3)

(1)	The Strategy and Public Policy Committee was initially established in May 2021.
(2)

Each non-employee director is generally eligible for an annual stock option award on the date of annual meeting of stockholders if the director has served on our Board for at least six months as of the date of the annual meeting and will continue to serve as a director immediately following such annual meeting.

(3)

Actual number of non-qualified stock options awarded will be determined on date of grant by taking value divided by closing price of common stock on NASDAQ Global Select Market on such date, further divided by Black Scholes factor in use at such time.

Options granted to our non-employee directors under the director compensation program have an exercise price equal to the fair market value of our common stock on the date of grant and expire not later than ten years after the date of grant. The options granted upon a non-employee director’s initial election or appointment vest in 36 substantially equal monthly installments following the date of grant, subject to the non-employee director’s continuous service on the Board through each such vesting date. The options granted annually to non-employee directors vest in equal monthly installments following the date of grant, such that the award will be fully vested on the first anniversary of the date of grant, subject to the non-employee director’s continuous service on the Board through each such vesting date.

Non-employee director cash fees under the director compensation program are payable in arrears in four equal quarterly installments promptly following the final day of each calendar quarter, provided that the amount of each payment will be prorated for any portion of a quarter that a director is not serving as a non-employee director on our Board.

We also reimburse our non-employee directors for reasonable travel and other related expenses incurred in connection with their service on our board.

DIRECTOR COMPENSATION

The following table sets forth information concerning the compensation of our non-employee directors in 2021:

Name	Fees Earned or Paid in Cash($)	Option Awards ($)(4)	Total ($)
Jerome Adams, M.D(1)	39,390	932,063	971,453
Franklin Berger	82,761	539,912	622,673
Isaac Cheng, M.D(2)	11,648	—	11,648
Barbara Duncan	62,198	539,912	602,110
Andrew Hack, M.D(3)	22,184	—	22,184
Bruno Lucidi	52,129	539,912	592,041
Polly Murphy, D.V.M., Ph.D., M.B.A.	55,302	539,912	595,214
Bruce Polsky, M.D.	53,997	539,912	593,909

(1)	Dr. Adams was elected to our Board effective May 18, 2021.
(2)	Dr. Cheng resigned from our Board effective April 15, 2021.
(3)	Dr. Hack determined not to stand for re-election at the 2021 Annual Meeting of Stockholders and as a result, he resigned from the Board effective as of the conclusion of that meeting.
(4)

The amounts in this column reflect the aggregate grant date fair value of stock options granted during the fiscal year ended December 31, 2021, computed in accordance with Financial Accounting Standards Board, or FASB, Accounting Standards Codification, or ASC, Topic 718, rather than amounts paid or realized by the non-employee directors. Whether, and to what extent, if any, a non-employee director realizes value with respect to these options will depend upon, stock price appreciation and the non-employee director’s continued service on our Board. The assumptions we used to calculate these amounts are included in Note 10 to our audited consolidated financial statements for the fiscal year ended December 31, 2021 included in our Annual Report on Form 10-K, filed with the SEC on February 28, 2022.

(5)

At December 31, 2021, our non-employee directors who were serving as of such date held the following aggregate number of outstanding stock options – both exercisable and non-exercisable. At December 31, 2021, no stock awards were held by any non-employee director.

Non-Employee Director Outstanding Stock Options

Name	Number of Shares Underlying Outstanding Stock Options
Jerome Adams, M.D.	56,670
Franklin Berger	145,278
Barbara Duncan	114,025
Bruno Lucidi	239,025
Polly A. Murphy, D.V.M., Ph.D., M.B.A.	114,025
Bruce Polsky, M.D.	239,025

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2021.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)(#)		Weighted-average exercise price of outstanding options, warrants and rights (b)($)		Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (c)(#)
Equity compensation plans approved by security holders(1)	10,516,972	(2)	22.87	(3)	9,150,829	(4)
Equity compensation plans not approved by security holders	—		—		—

Total	10,516,972		22.87		9,150,829

(1)

Consists of the Atea Pharmaceuticals, Inc. 2013 Equity Incentive Plan, as amended (the “2013 Plan”), the Atea Pharmaceuticals, Inc. 2020 Incentive Award Plan (the “2020 Plan”) and the Atea Pharmaceuticals, Inc. 2020 Employee Stock Purchase Plan (the “ESPP”). Following the adoption of the 2020 Plan, no additional stock awards are granted under the 2013 Plan. To the extent stock options outstanding under the 2013 Plan are forfeited, lapse unexercised, or are settled in cash, the shares of common stock subject to the stock options will be available for future issuance under the 2020 Plan.

(2)	Includes 6,137,127 outstanding options to purchase stock under the 2013 Plan and 4,379,845 outstanding options to purchase stock under the 2020 Plan.
(3)

As of December 31, 2021, the weighted-average exercise price of outstanding options under the 2013 Plan was $3.85 and the weighted-average exercise price of outstanding options under the 2020 Plan was $49.51.

(4)

Includes 7,963,829 shares available for future issuance under the 2020 Plan and 1,187,000 shares available for issuance under the ESPP. The number of shares of common stock reserved for issuance under the 2020 Plan is automatically increased on January 1 of each year, beginning on January 1, 2021 and continuing through and including January 1, 2030, by 5% of the total number of shares of our common stock outstanding on December 31 of the preceding calendar year, or a lesser number of shares determined by our Board (but no more than 55,468,000 shares may be issued upon the exercise of incentive stock options). An additional 4,155,136 shares were added to the number of available shares under the 2020 Plan effective January 1, 2022. The number of shares of common stock reserved for issuance under the ESPP is automatically increased on January 1 of each year, beginning on January 1, 2021 and continuing through and including January 1, 2030, by 1% of the total number of shares of our common stock outstanding on December 31 of the preceding calendar year, or a lesser number of shares determined by our Board (but no more than 10,696,000 shares of our common stock may be issued under the ESPP). As of the date of this proxy statement, no additional shares have been added to the number of available shares under the ESPP.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to holdings of our common stock by (i) stockholders who beneficially owned more than 5% of the outstanding shares of our common stock, and (ii) each of our directors (which includes all nominees), each of our NEOs and all directors and executive officers as a group as of April 22, 2022, the Record Date, unless otherwise indicated. The number of shares beneficially owned by each stockholder is determined under rules issued by the SEC. Under these rules, beneficial ownership includes any shares as to which a person has sole or shared voting power or investment power. Applicable percentage ownership is based on 83,257,591 shares of common stock outstanding as of April 22, 2022, the Record Date. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options, or other rights held by such person that are currently exercisable or will become exercisable within 60 days of April 22, 2022, the Record Date, are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person.

Unless otherwise indicated, the address of each beneficial owner listed below is 225 Franklin Street, Suite 2100, Boston, Massachusetts 02110. We believe, based on information provided to us, that each of the stockholders listed below has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.

	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% or Greater Stockholders
FMR LLC (1)	12,465,409	15.0%
JPM Partners LLC (2)	5,925,000	7.1%
The Vanguard Group (3)	5,781,882	6.9%
BlackRock, Inc. (4)	5,781,197	6.9%
EcoR1 Capital, LLC (5)	5,376,134	6.5%

Named Executive Officers and Directors
Jean-Pierre Sommadossi, Ph.D. (2)(6)	7,202,751	8.5%
Andrea Corcoran (7)	979,578	1.2%
Janet Hammond, M.D., Ph.D. (8)	367,099	*
Maria Arantxa Horga, M.D., Ph.D. (9)	215,791	*
John Vavricka (10)	411,607	*
Jerome Adams, M.D. (11)	20,464	*
Franklin Berger (12)	927,519	1.1%
Barbara Duncan (13)	76,247	*
Bruno Lucidi (14)	251,247	*
Polly A. Murphy, D.V.M., Ph.D. (15)	106,208	*
Bruce Polsky, M.D. (16)	251,247	*

All executive officers and directors as a group (12 persons) (17)	11,066,116	12.8%

*	Less than one percent.

(1)

Based solely on a Schedule 13G/A filed with the SEC on February 9, 2022. Represents 5,480,938 shares of our common stock over which FMR LLC has sole voting power and 12,465,409 shares of our common stock over which FMR LLC has sole dispositive power. The Fidelity Growth Company Fund has sole voting power over 4,672,571 shares. Abigail P. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (“Fidelity Funds”) advised by Fidelity Management & Research Company LLC

(“FMR Co. LLC”), a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. FMR Co. LLC carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. The address of the principal business office of FMR LLC is 245 Summer Street, Boston, Massachusetts 02210.
(2)

Based solely on a Schedule 13G/A filed with the SEC on February 10, 2022. Represents 5,925,000 shares of our common stock over which JPM Partners LLC has shared voting and dispositive power. Dr. Sommadossi is the manager of JPM Partners LLC and may be deemed to share beneficial ownership of the securities held by JPM Partner LLC. The business address of JPM Partners LLC is 2 Avery Street #21E, Boston, MA 02111. The business address of Jean-Pierre Sommadossi is 225 Franklin Street, Suite 2100, Boston, MA 02110.

(3)

Based solely on a Schedule 13G filed with the SEC on February 9, 2022. Represents 68,330 shares over which The Vanguard Group (“Vanguard”) has shared voting power, 5,697,408 shares over which Vanguard has sole dispositive power and 84,474 shares over which Vanguard has shared dispositive power. Vanguard’s clients, including investment companies registered under the Investment Company Act of 1940 and other managed accounts, have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the securities reported. The principal business address of Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.

(4)

Based solely on a Schedule 13G filed with the SEC on February 4, 2022. Represents 5,554,619 shares over which BlackRock, Inc. (the “BlackRock”) has sole voting power and 5,781,197 shares over which BlackRock has sole dispositive power. The principal business address of BlackRock is 55 East 52nd Street, New York, NYC 10055.

(5)

Based solely on a Schedule 13G filed with the SEC on December 10, 2021. Represents 5,376,134 shares over which EcoR1 Capital, LLC (“EcoR1”) and Oleg Nodelman have shared voting and dispositive power and 4,889,618 shares over which EcoR1 Capital Fund Qualified, L.P. (“Qualified Fund”) has shared voting and dispositive power. EcoR1 is the general partner and investment adviser of investment funds, including Qualified Fund. Mr. Nodelman is the control person of EcoR1. The principal business address of EcoR1, Qualified Fund and Mr. Nodelman is 357 Tehama Street #3, San Francisco, CA 94103.

(6)	In addition to the shares referenced in footnote (2) above, includes 1,277,751 shares of common stock underlying stock options exercisable within 60 days of April 22, 2022.
(7)	Consists of 633,004 shares of common stock and 346,574 shares of common stock underlying stock options exercisable within 60 days of April 22, 2022.
(8)	Consists of 367,099 shares of common stock underlying stock options exercisable within 60 days of April 22, 2022.
(9)	Consists of 215,791 shares of common stock underlying stock options exercisable within 60 days of April 22, 2022.
(10)

Consists of 82,508 shares of common stock held by the John F. Vavricka Deed of Trust, of which Mr. Vavricka is trustee, and 329,099 shares of common stock underlying stock options exercisable within 60 days of April 22, 2022.

(11)	Consists of 20,464 shares of common stock underlying stock options exercisable within 60 days of April 22, 2022.
(12)	Consists of (i) 820,019 shares of common stock and (ii) 107,500 shares of common stock underlying stock options exercisable within 60 days of April 22, 2022.
(13)	Consists of 76,247 shares of common stock underlying stock options exercisable within 60 days of April 22, 2022.
(14)	Consists of (i) 50,000 shares of common stock and (ii) 201,247 shares of common stock underlying stock options exercisable within 60 days of April 22, 2022.
(15)

Consists of (i) 12,000 shares of common stock held directly by Dr. Murphy, (ii) 11,295 shares of common stock held by the Marc & Polly Murphy Revocable Family Trust dated March 13, 2002 and (iii) 82,913 shares of common stock underlying stock options exercisable within 60 days of April 22, 2022.

(16)	Consists of (i) 50,000 shares of common stock and (ii) 201,247 shares of common stock underlying stock options exercisable within 60 days of April 22, 2022.
(17)	Consists of (i) 7,583,826 shares of common stock and (ii) 3,482,290 shares of common stock underlying stock options exercisable within 60 days of April 22, 2022.

DELINQUENT SECTION 16(a) REPORTS

Under Section 16(a) of the Exchange Act, directors, executive officers and beneficial owners of 10% or more of our common stock are required to report to the SEC on a timely basis the initiation of their status as a reporting person and any changes with respect to their beneficial ownership of our common stock. Based solely on our review of copies of such forms that we have received, or written representations from all such reporting persons, we believe that during the fiscal year ended December 31, 2021, all reporting persons complied with all applicable filing requirements.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Policies and Procedures for Related Person Transactions

In October 2020, our Board adopted a written Related Person Transaction Policy, setting forth the policies and procedures for the review and approval or ratification of related person transactions. Under the policy, our finance team is primarily responsible for developing and implementing processes and procedures to obtain information regarding related persons with respect to potential related person transactions and then determining, based on the facts and circumstances, whether such potential related person transactions do, in fact, constitute related person transactions requiring compliance with the policy. If our finance department determines that a transaction or relationship is a related person transaction requiring compliance with the policy, our finance team is required to present to the Audit Committee all relevant facts and circumstances relating to the related person transaction. Our Audit Committee must review the relevant facts and circumstances of each related person transaction, including if the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party and the extent of the related person’s interest in the transaction, take into account the conflicts of interest and corporate opportunity provisions of our Code of Business Conduct and Ethics, and either approve or disapprove the related person transaction. If advance Audit Committee approval of a related person transaction requiring the Audit Committee’s approval is not feasible, then the transaction may be preliminarily entered into by management upon prior approval of the transaction by the chair of the Audit Committee subject to ratification of the transaction by the Audit Committee at the Audit Committee’s next regularly scheduled meeting; provided, that if ratification is not forthcoming, management will make all reasonable efforts to cancel or annul the transaction. If a transaction was not initially recognized as a related person, then upon such recognition the transaction will be presented to the Audit Committee for ratification at the Audit Committee’s next regularly scheduled meeting; provided, that if ratification is not forthcoming, management will make all reasonable efforts to cancel or annul the transaction. Our management will update the Audit Committee as to any material changes to any approved or ratified related person transaction and will provide a status report at least annually of all then current related person transactions. No director may participate in approval of a related person transaction for which he or she is a related person.

Certain Related Party Transactions

In addition to the executive and director compensation arrangements discussed elsewhere in this proxy statement, the following are certain transactions, arrangements and relationships with our directors, executive officers and stockholders owning 5% or more of our outstanding common stock, or any member of the immediate family of any of the foregoing persons, since January 1, 2021.

Stockholders Agreement

In May 2020, in connection with our issuance of Series D convertible preferred stock, we entered into to a Fourth Amended and Restated Stockholders Agreement (the “Stockholders Agreement”) with certain of our stockholders which included, among other things, registration rights covering shares of common stock acquired by such stockholders upon conversion of preferred stock held immediately prior to the closing of our IPO. While the Stockholders Agreement terminated in connection with our IPO in November 2020, the registration rights and certain other terms survived. Certain former holders of more than 5% of our common stock who had registration rights pursuant to the former Stockholders Agreement lost such rights during the year ended December 31, 2021. Dr. Sommadossi, an entity affiliated with Dr. Sommadossi, Ms. Corcoran, Mr. Berger and an entity affiliated with Dr. Murphy were also each party to the Stockholders Agreement. In November 2021, Dr. Sommadossi, the entity affiliated with Dr. Sommadossi, Ms. Corcoran, Mr. Berger and the entity affiliated with Dr. Murphy waived their registration rights. There were no longer any remaining registration rights under the former Stockholders Agreement as of December 31, 2021.

Director and Officer Indemnification

We have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us or will require us to indemnify each director (and in certain cases their related venture capital funds) and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer.

STOCKHOLDERS’ PROPOSALS

Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2023 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to our Secretary at our offices at 225 Franklin Street, Suite 2100, Boston, Massachusetts 02110 in writing not later than January 5, 2023.

Stockholders intending to present a proposal at the 2023 Annual Meeting of Stockholders, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our bylaws. Our bylaws require, among other things, that our Secretary receive written notice from the stockholder of record of their intent to present such proposal or nomination not earlier than the 120th day and not later than the 90th day prior to the anniversary of the preceding year’s annual meeting. Therefore, we must receive notice of such a proposal or nomination for the 2023 Annual Meeting of Stockholders no earlier than February 17, 2023 and no later than March 19, 2023. The notice must contain the information required by the bylaws, a copy of which is available upon request to our Secretary. In the event that the date of the 2023 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after June 17, 2023, then our Secretary must receive such written notice not earlier than the close of business on the 120th day prior to the 2023 Annual Meeting and not later than the close of business on the 90th day prior to the 2023 Annual Meeting or, if later, the close of business on 10th day following the day on which public disclosure of the date of such meeting is first made by us. In addition to satisfying the foregoing requirements under the bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 18, 2023.

We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.

OTHER MATTERS

Our Board is not aware of any matter to be presented for action at the Annual Meeting other than the matters referred to above and does not intend to bring any other matters before the Annual Meeting. However, if other matters should come before the Annual Meeting, it is intended that holders of the proxies named on the Company’s proxy card will vote thereon in their discretion.

SOLICITATION OF PROXIES

The accompanying proxy is solicited by and on behalf of our Board, whose Notice of Annual Meeting is attached to this proxy statement, and the entire cost of our solicitation will be borne by us. In addition to the use of mail, proxies may be solicited by personal interview, telephone, e-mail and facsimile by our directors, officers and other employees who will not be specially compensated for these services. We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held by the brokers, nominees, custodians and other fiduciaries. We will reimburse these persons for their reasonable expenses in connection with these activities.

We intend to file a Proxy Statement and WHITE proxy card with the SEC in connection with the solicitation of proxies for our 2023 Annual Meeting. Stockholders may obtain our proxy statement (and any amendments and supplements thereto) and other documents as and when filed by us with the SEC without charge from the SEC’s website at: www.sec.gov.

Certain information contained in this proxy statement relating to the occupations and security holdings of our directors and officers is based upon information received from the individual directors and officers.

ATEA’S ANNUAL REPORT ON FORM 10-K

A copy of Atea’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, including financial statements and schedules thereto but not including exhibits, as filed with the SEC, will be sent to any stockholder of record on April 22, 2022 without charge upon written request addressed to:

Atea Pharmaceuticals, Inc.

Attention: Secretary

225 Franklin Street, Suite 2100

Boston, Massachusetts 02110

A reasonable fee will be charged for copies of exhibits. You also may access this proxy statement and our Annual Report on Form 10-K at www.proxyvote.com. You also may access our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 at www.ateapharma.com.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING ONLINE, WE URGE YOU TO VOTE YOUR SHARES VIA THE TOLL-FREE TELEPHONE NUMBER OR OVER THE INTERNET, AS DESCRIBED IN THIS PROXY STATEMENT. IF YOU RECEIVED A COPY OF THE PROXY CARD BY MAIL, YOU MAY SIGN, DATE AND MAIL THE PROXY CARD IN THE ENCLOSED RETURN ENVELOPE. PROMPTLY VOTING YOUR SHARES WILL ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING AND WILL SAVE US THE EXPENSE OF FURTHER SOLICITATION.

By Order of the Board of Directors

Andrea Corcoran

Chief Financial Officer, Executive Vice President, Legal and Secretary

Boston, Massachusetts

April 29, 2022

SCAN TO VIEW MATERIALS & VOTE wATEA PHARMACEUTICALS, INC.225 FRANKLIN STREET VOTE BY INTERNET BOSTON, MA 02110 Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on June 16, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.During The Meeting - Go to www.virtualshareholdermeeting.com/AVIR2022You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on June 16, 2022. Have your proxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:D77129-P69212 KEEP THIS PORTION FOR YOUR RECORDSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLYATEA PHARMACEUTICALS, INC. For Withhold For All To withhold authority to vote for any individual All All Except nominee(s), mark “For All Except” and write the The Board of Directors recommends that you vote FOR number(s) of the nominee(s) on the line below. the following:1. Election of Class II Directors ! ! ! Nominees: 01) Bruno Lucidi 02) Polly A. Murphy, D.V.M., Ph.D., M.B.A. 03) Bruce Polsky, M.D.The Board of Directors recommends that you vote 1 YEAR for the following proposal:1 Year 2 Years 3 Years Abstain2. Approval, on an advisory (non-binding) basis, of the frequency of future advisory votes on the compensation of the named executive officers of ! ! ! !Atea Pharmaceuticals, Inc.The Board of Directors recommends that you vote FOR the following proposal: For Against Abstain3. To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022. ! ! !NOTE: To transact such other business as may properly come before the Annual Meeting or any continuation, adjournement, or postponement of the Annual Meeting.Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.D77130-P69212ATEA PHARMACEUTICALS, INC. Annual Meeting of Stockholders June 17, 2022 9:00 AMThis proxy is solicited by the Board of DirectorsThe undersigned stockholder(s) hereby appoint(s) Andrea J. Corcoran and Jean-Pierre Sommadossi, Ph.D. or either of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of common stock of ATEA PHARMACEUTICALS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM, EDT on June 17, 2022, at WWW.VIRTUALSHAREHOLDERMEETING.COM/AVIR2022, and any continuation, adjournment or postponement thereof.Such proxies are authorized to vote in their discretion (x) for the election of any person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, (y) on any matter that the Board of Directors did not know would be presented at the Annual Meeting by a reasonable time before the proxy solicitation was made, and (z) on such other business as may properly be brought before the Annual Meeting or any continuation, adjournement or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.Continued and to be signed on reverse side